FREE WRITING PROSPECTUS DATED March 24, 2006	Filed pursuant to Rule 433(d)
(For use with the Prospectus dated July 29, 2005)	Registration Statement No. 333-125158

$299,800,000
(Approximate)

First Horizon ABS Trust 2006-HE1,
as Issuing Entity

First Horizon HELOC Notes, Series 2006-HE1

First Tennessee Bank National Association, as Sponsor, Seller, Master Servicer and Custodian	First Horizon Asset Securities Inc., as Depositor

          The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-125158. Before you invest, you should read the prospectus in that registration statement (which prospectus is referenced in Exhibit A hereto) and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-456-5460, extension 4712.

          Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

          This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the related free writing prospectus.

          The information in this free writing prospectus is preliminary and is subject to completion or change.

          The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

          This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$299,800,000
(Approximate)

First Horizon ABS Trust 2006-HE1,
as Issuing Entity

First Horizon HELOC Notes, Series 2006-HE1

First Tennessee Bank National Association, as Sponsor, Seller, Master Servicer and Custodian	First Horizon Asset Securities Inc., as Depositor

	Principal Balance(1)	Note Rate(2)	Price to Public		Underwriting Discount		Proceeds to the Depositor(3)

Per Note		LIBOR +[__]%		[___]%		[___]%		[___]%
Total	$299,800,000		$	[______]	$	[____]	$	[____]

(1) This amount is subject to a permitted variance of ±5%.

(2) The note interest rate for each payment date will be variable and will be calculated as described under “Description of the Notes –Interest” in this free writing prospectus.

(3) Before deducting expenses, payable by the depositor, estimated to be approximately $425,000.

The notes are being offered pursuant to this free writing prospectus and the accompanying prospectus.

Consider carefully the risk factors beginning on page 14 of this free writing prospectus and on page 6 of the accompanying prospectus.

The notes are obligations of the issuing entity only and are not obligations of or interests in the sponsor, depositor or any of their affiliates.

This free writing prospectus may be used to offer and sell the notes only if accompanied by the prospectus.

The notes will be issued by the issuing entity pursuant to an indenture and will be secured by the assets of the issuing entity, which will consist primarily of a pool of adjustable rate home equity line of credit loans. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based upon the prime rate. The remaining terms of maturity for the loans will range from 141 to 342 months.

Principal and interest on the notes will be payable monthly on the 25th day of each month, or if such day is not a business day, on the following business day, commencing in April 2006.

Credit enhancement for the notes consists of excess interest, overcollateralization, and a financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

          The SEC and state securities regulators have not approved or disapproved of these securities or determined if this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The notes will be offered by FTN Financial Capital Markets from time to time to the public at the offering price listed in the table above and FTN Financial Capital Markets will receive the underwriting discount listed above. See “Underwriting” in this free writing prospectus. Delivery of the notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds on or about March 30, 2006.

FTN Financial

Free Writing Prospectus dated March 24, 2006

Important notice about information presented in this
free writing prospectus and the accompanying prospectus:

          We provide information to you about the notes offered by this free writing prospectus in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this free writing prospectus, which describes the specific terms of your notes.

          You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this free writing prospectus and prospectus is accurate as of any date other than the dates stated on their respective covers.

          We include cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY	6

Relevant Parties	6
Affiliations	6
Closing Date	6
Payment Dates	6
Determination Dates	6
The Transaction	6
The Notes	7
Record Date	7
Trust Property	7
The Mortgage Loans	7
Repurchase or Substitution of Mortgage Loans	8
Payments to Noteholders	9
Note Rate	9
Interest Periods	9
Application of Collections	9
Maturity Date	11
Termination of Trust	11
Credit Enhancement	11
Optional Termination	12
Servicing Compensation	12
Registration of Notes	12
Federal Income Tax Consequences	12
ERISA Considerations	13
Legal Investment Considerations	13
Note Rating	13

RISK FACTORS	14

Notes may not be appropriate investments for some investors	14
The underwriting standards for the mortgage loans are more sensitive to risks relating to borrower credit-worthiness and less sensitive to risks relating to collateral value compared to first lien loans	14
The return on your notes may be reduced by losses on the mortgage loans, which are more likely because they are primarily secured by second liens	15
Delays in payment on your notes may result from delinquent mortgage loans because the master servicer is not required to advance	15
Excess interest from the mortgage loans may not provide adequate credit enhancement	16
Cash flow disruptions could cause payment delays and losses on the notes	16
Your yield and reinvestment may be adversely affected by unpredictability of prepayments	17
The return on your notes may be sensitive to changes in economic conditions	18
Geographic concentration increases risk that the yield on the notes may be impaired	18
Cash flow limited in early years of mortgage loans	18
The failure to deliver the loan documents to the indenture trustee and the failure to record the assignments may cause a sale to the depositor to be ineffective	19
The master servicer has limited ability to change the terms of the mortgage loans	20
Interest payable on the notes and interest payable on the mortgage loans differ	20
Certain of the underlying senior mortgages may be subject to negative amortization	21
Ratings on notes based primarily on claims-paying ability of the note insurer	22
Limited information regarding prepayment history of HELOCs	22
Yield to maturity of notes may be affected by repurchases	23
Consequences of owning book-entry notes	23
The effects of terrorist attacks and military action are not determinable	24
An insolvency of the seller may delay, accelerate or reduce payments on the notes	24

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.

For the definitions of certain capitalized terms used in this free writing prospectus, see “Index of Terms” on page 85.

Relevant Parties

The Issuing Entity

First Horizon ABS Trust 2006-HE1, a Delaware statutory trust.

Depositor

Firs Horizon Asset Securities Inc., a Delaware corporation.

Sponsor, Seller, Master Servicer and Custodian

First Tennessee Bank National Association, a national banking association.

The Note Insurer

Financial Guaranty Insurance Company, a New York stock insurance corporation.

The Indenture Trustee and Administrator

The Bank of New York, a New York banking corporation.

The Owner Trustee

Wilmington Trust Company, a Delaware banking corporation with trust powers.

Affiliations

First Tennessee Bank National Association, which is the sponsor, seller, master servicer and custodian, is the indirect parent of the depositor, First Horizon Asset Securities Inc. The underwriter, FTN Financial Capital Markets, is a division of First Tennessee Bank National Association. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the notes.

Cut-Off Date

March 1, 2006, the date as of which the aggregate principal balance of the home equity line of credit loans is determined for purposes of this free writing prospectus, unless a different date is specified.

Closing Date

On or about March 30, 2006.

Payment Dates

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing April 25, 2006. The last scheduled payment date for the notes is October 25, 2034. We expect that the actual final payment date will be significantly earlier than the last scheduled payment date.

Determination Dates

With respect to each payment date, the earlier of the third business day after the 15th day of the month and the third business day prior to the related payment date.

The Transaction

The sponsor originated or purchased and currently services the home equity line of credit loans, which we sometimes refer to as either mortgage loans or HELOCs. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn transfer the mortgage loans to a Delaware statutory trust, which is the issuing entity. The issuing entity, which we sometimes refer to as the trust, will be formed by a trust agreement, as amended and restated as of the closing date, between the owner trustee and the depositor. The issuing entity will pledge the mortgage loans to the indenture trustee for the benefit of the noteholders and the note insurer pursuant to the indenture. The master servicer will master service the mortgage loans and calculate distributions and other information regarding the notes in accordance with a sale and servicing agreement among the master servicer, the trust, the indenture trustee and the depositor. The indenture trustee will have limited administrative duties under the sale and servicing agreement. The trust administrator will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The Notes

On the closing date, the issuing entity will issue the notes. The notes will be issued either in book-entry form or in definitive fully-registered certificated form in minimum denominations of $25,000 and incremental denominations of $1,000 in excess thereof.

Record Date

If the notes are issued in book-entry form, the close of business on the day before a payment date. If the notes are issued in fully-registered certificated form or are no longer book-entry notes, the record date will be the last day of the month preceding a payment date.

Trust Property

The property of the trust will include:

•

a pool of adjustable rate home equity line of credit loans made under home equity line of credit loan agreements, and secured primarily by first and second lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties that are transferred to the trust on the closing date;

•	payments on the mortgage loans received on or after the cut-off date;

•	any additions to the loan balances of the mortgage loans during the life of the trust;

•	property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•	the benefit of the financial guaranty insurance policy;

•	rights of the depositor under the purchase agreement by which the depositor acquires the mortgage loans from the seller;

•	benefits under any hazard insurance policies covering the mortgaged properties;

•	amounts on deposit in certain accounts; and

•	all proceeds from the items above.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may be re-borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all the mortgage loans. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

•	its cut-off date principal balance,

plus

•	any additional borrowings on that mortgage loan,

minus

•	all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Mortgage Loan Rates

During the draw period, interest on the mortgage loans (together with other fees and any past due amounts) is payable monthly. Interest ( finance charge) is calculated by multiplying the average daily balance of the account for that period by the sum of:

•	the highest prime rate published in the Money Rates section of The Wall Street Journal on the last day of the billing cycle, which rate is effective from the first day of the billing cycle,

plus

•	the applicable margin.

Mortgage loan rates for mortgages originated by the seller are governed by federal law and the law of the State of Tennessee. Federal law authorizes the seller, a national bank (or an operating subsidiary of the national bank) to charge interest rates and fees permitted by the law of the state in which the seller is located, which is Tennessee.

Mortgage loan rates for mortgages originated by correspondent lenders comply with applicable laws regarding interest rates and fees.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. Generally, home equity loans with 5-year draw periods have 15-year repayment periods and home equity loans with 10-year draw periods have 10 year repayment periods. The 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. In some cases, the repayment period may be up to twenty years after the related draw period.

Funding of Additional Balances

During each due period before the end of the managed amortization period, principal collections on the mortgage loans will be applied to purchase additional balances for the issuing entity. Any principal collections applied to purchase additional balances for the issuing entity will not be available for payment to the holders of the notes on the related payment date.

Mortgage Loan Characteristics

The mortgage loans that are expected to be sold to the issuing entity on the closing date have the following characteristics as of the cut-off date:

•	number of mortgage loans: 6,043

•	aggregate principal balance: $299,803,477

•	average principal balance: $49,612

•	range of credit limits: $5,000 to $1,500,000

•	average credit limit: $87,591

•	range of remaining terms to stated maturity: 141 months to 342 months

•	weighted average remaining term to stated maturity: 233 months

•	current mortgage loan rate per annum range: 6.700% to 16.500%

•	weighted average current mortgage loan rate per annum: 7.873%

•	range of margins: (0.800)% to 9.000%

•	weighted average margin: 0.373%

•	credit limit utilization rate range: 1.25% to 101.24%

•	weighted average credit limit utilization rate: 56.64%

•	weighted average original combined loan-to value ratio: 78.88%

See “The Sponsor, Seller, Master Servicer and Custodian—Credit and Underwriting Guidelines” and “Description of the HELOCs” in this free writing prospectus.

Each mortgage loan contains a feature that permits the related borrower to lock the mortgage loan rate at a fixed rate with respect to all or a portion of the principal balance thereof at certain times during the term of the mortgage loan. Conversion to a fixed rate will not extend the maturity date of the related mortgage loan.

Repurchase or Substitution of Mortgage Loans

The seller has made certain representations and warranties regarding the mortgage loans to the depositor in the mortgage loan purchase agreement. The depositor has assigned its rights to these representations and warranties to the trust under the sale and servicing agreement and the trust has, in turn, pledged these rights to the indenture trustee for the benefit of the noteholders and the note insurer under the indenture.

Following discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to either (1) cure that breach, or (2) repurchase the affected mortgage loan from the trust, or (3) in certain cases, substitute a materially similar mortgage loan for the defective mortgage loan.

In addition, upon delivery of the mortgage loan files by the depositor to the custodian, the custodian will review each mortgage file, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect, the seller will be obligated to repurchase the affected mortgage loan from the trust, or, at the seller’s option, remove the affected mortgage loan from the trust and substitute in its place a materially similar mortgage loan.

The seller will also be required to randomly purchase from the trust or substitute a new mortgage loan for any mortgage loan as to which a borrower has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then current aggregate principal balance of the mortgage loans.

Furthermore, upon notice to the note insurer and subject to the satisfaction of certain other conditions, the owner of the transferor interest will be permitted to remove a portion of the mortgage loans from the trust on any payment date without notice to the noteholders; provided that the aggregate principal balance of the mortgage loans so removed will not exceed the amount of the transferor interest. The owner of the transferor interest will randomly select the mortgage loans to be removed.

Pursuant to the sale and servicing agreement, on any one payment date, the master servicer may make a one-time only election to purchase up to 1% of the mortgage loans, by aggregate principal balance as of such date. The mortgage loans so purchased will be selected by the master servicer in its sole discretion and will be purchased at a price not less than the stated principal balance of the purchased mortgage loans.

See “Risk Factors – Yield to Maturity of Notes May be Affected by Repurchases,” “The Sale and Servicing Agreement – Assignment of HELOCs—and Optional Transfer of HELOCs” and “– Optional Purchase of HELOCs” in this free writing prospectus.

Payments to Noteholders

You will be entitled to receive payments of interest each month starting in April 2006. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments and new draws on the mortgage loans. Each month the indenture trustee will calculate the amounts to be paid to the noteholders. If you hold a note on the day preceding a payment date, or if the notes are no longer book-entry notes, the last day of the month preceding a payment date, you will be entitled to receive payments on the next payment date. The payment date will be the 25th day of each month or, if that day is not a business day, the next succeeding business day.

Note Rate

Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the least of:

•	a floating rate equal to LIBOR plus [__]%,

•

a rate equal to the product of (x) the weighted average of the mortgage loan rates on the mortgage loans, minus (i) the rates at which certain fees and expenses of the issuing entity are calculated, and (ii) 25 basis points, and (y) a fraction, the numerator of which is the invested amount for the previous payment date and the denominator of which is the outstanding principal amount of the notes immediately prior to such payment date, adjusted for the related accrual period, and

•	18.00% per annum.

Interest Periods

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the applicable rate from the closing date through the day before the first payment date. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest period divided by 360.

Application of Collections

     Priority of Interest Payments

On each payment date, after payment of the master servicing fee, the portion of interest collections on the mortgage loans received during the preceding calendar month, that is allocated to noteholders will be applied in the following order of priority:

1.	to the indenture trustee, the indenture trustee fee;

2.	to the note insurer, the premium due for the policy;

3.	to the noteholders, accrued interest and any overdue accrued interest on the notes, to the extent described under “Description of the Notes—Payments”;

4.

to the noteholders, as a payment of principal, the noteholders’ portion of charge-offs incurred during the preceding calendar month, and the noteholders’ portion of charge-offs incurred during previous periods that were not subsequently funded by the noteholders’ portion of interest collections, overcollateralization or draws under the policy;

5.	to the note insurer, as reimbursement for prior draws made under the policy;

6.	to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the required level;

7.	to the note insurer, any other amounts owed to the note insurer pursuant to the insurance agreement;

8.	to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the available funds rate; and

9.	to the owner of the transferor interest.

     Principal Payments

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period, whether the step-down date has occurred, whether a step-down test has been satisfied or whether an excess spread step-up event has occurred.

Generally, with respect to any due period during the managed amortization period, principal collections on the mortgage loans will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization.

Any remaining principal collections will be paid to the owner of the transferor interest, which will initially be the depositor.

If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the owner of the transferor interest will be obligated to advance funds to the issuing entity to purchase the additional balances that were not funded out of principal collections on the mortgage loans.

With respect to any due period during the rapid amortization period, 100% of principal collections will be applied to pay principal on the notes.

See “Description of the Notes—Payments” in this free writing prospectus.

Managed Amortization Period

The managed amortization period begins on the closing date and ends on the earlier of:

•	The payment date in March 2011, and

•	The date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

Rapid Amortization Event

The occurrence of a rapid amortization event will affect the flow of funds and may cause acceleration of payments to the holders of the notes. A “rapid amortization event” exists when certain events occur, including:

•

interest collections or principal collections for any payment date are insufficient to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

	•	the occurrence of certain events of insolvency with respect to the trust, the depositor or the master servicer;

	•	the trust becoming subject to the Investment Company Act of 1940, as amended;

•

failure on the part of the trust, the depositor, the seller or the master servicer to perform any of their respective material obligations under the sale and servicing agreement, the trust agreement or the indenture; and

	•	draws under the policy exceeding 1.00% of the aggregate principal balance of the mortgage loans as of the cut-off date.

For a further description of the events which may constitute “rapid amortization events,” See “Description of the Notes—Rapid Amortization Events” in this free writing prospectus.

Step-Down Test

A “step-down test” refers to certain tests with respect to specified levels of charge-offs or delinquencies on the mortgage loans that, if satisfied, may result in a decrease in the required level of overcollateralization on or after the step-down date.

See “Description of the Notes—Certain Definitions” in this free writing prospectus.

The Step-Down Date

So long as no trigger event shall have occurred, the step-down date will be the later of the payment date occurring in October 2008 or the payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

Excess Spread Step-Up Event

An “excess spread step-up event” will occur if the amount of excess interest on the mortgage loans, averaged over a three-month period, is less than a minimum required amount. The required level of overcollateralization will increase if an excess spread step-up event occurs on a payment date.

See “Description of the Notes—Certain Definitions” in this free writing prospectus.

Maturity Date

October 25, 2034.

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

Termination of Trust

The trust will terminate on the payment date following the earliest of (i) the payment date occurring in October 2034, (ii) the final payment or other liquidation of the last mortgage loan in the trust and (iii) the master servicer’s exercise of its right to repurchase the mortgage loans as described under “Description of the Notes – Optional Termination”.

Credit Enhancement

     Overcollateralization and Excess Interest

The application of the payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization. On the closing date the overcollateralization will be zero and is expected to build to the required amount after the notes have been issued.

The noteholders’ portion of interest payments on the mortgage loans is expected to exceed the amount of interest due and payable on the notes. Beginning in May 2006, a portion of this excess interest will be applied as payments of principal on the notes. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes. Once the required level of overcollateralization is reached, the application of the excess interest as payments of principal to the notes will cease, until it is again needed to maintain the required level of overcollateralization.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will change over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the notes would be accelerated until the level of overcollateralization reaches its required level.

See “Maturity and Prepayment Considerations” and “Description of the Notes” in this free writing prospectus.

     The Policy

Financial Guaranty Insurance Company will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to herein as the policy. The policy will unconditionally and irrevocably guarantee payment of accrued and unpaid interest due on the notes on each payment date, plus principal on the notes, as described below. The policy will not guarantee any payments of interest in excess of the available funds rate.

On each payment date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest on the notes, subject to the available funds rate, or (ii) investor charge off amounts not covered by the noteholders’ portion of interest collections or overcollateralization. If an insufficiency exists and it is covered by the policy, then the indenture trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the remaining principal amount of the notes on the payment date occurring in October 2034.

See “Description of the Notes—The Policy” in this free writing prospectus.

Optional Termination

On any payment date on or after the date on which the outstanding principal balance of the notes (after all principal payments on such payment date) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes at the close of business on the day the notes are issued, the master servicer will have the option of purchasing the mortgage loans, which will have the effect of redeeming the notes.

See “Description of the Notes—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Optional Termination” in the prospectus.

Fees and Expenses

The amounts available for payment on the notes on any payment date generally will not include the following amounts:

•	the master servicing fees, expenses and indemnities;

•	the indenture trustee fees, expenses and indemnities;

•	the premium for the policy;

•

any reimbursement amounts for advances previously made by the master servicer and other amounts as to which the master servicer is entitled to be reimbursed from the collection account pursuant to the sale and servicing agreement;

•	assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, which shall be payable to the master servicer as additional servicing compensation;

•	all investment income from amounts on deposit in the collection account, which shall be payable to the master servicer as additional servicing compensation; and

•	all investment income from amounts on deposit in the distribution account, if any, which shall be payable to the indenture trustee as additional compensation.

See “The Sale and Servicing agreement — Fees and Expenses” in this free writing prospectus.

No other transaction party will be entitled to receive fees or reimbursement from amounts collected in respect of the trust assets.

Servicing Compensation

The master servicer will be entitled to retain from interest collections the master servicing fee which will equal 0.50% per annum of the aggregate outstanding principal balance of the mortgage loans as of the first day of the related due period.

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of assumption fees, late payment charges, termination fees, and other fees and charges and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

These amounts will be paid to the master servicer from collections on the mortgage loans before any payments on the notes.

See “The Sale and Servicing Agreement – Fees and Expenses” in this free writing prospectus.

Registration of Notes

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository’s nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this free writing prospectus.

See “Risk Factors—Consequences of Owning Book-Entry Notes”, “Description of the Notes—Book-Entry Notes” in this free writing prospectus and “Description of the Securities – Book-entry Registration of the Securities” in the prospectus.

Federal Income Tax Consequences

In the opinion of Andrews Kurth LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the trust will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness for federal, state and local income and franchise tax purposes.

See “Federal Income Tax Consequences” and “State Tax Consequences” in this free writing prospectus.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA Considerations” in this free writing prospectus and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines “mortgage related securities” to include only first-lien mortgages. Because the pool of mortgage loans owned by the trust includes second-lien mortgage loans, the notes will not be “mortgage related securities” under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or “mortgage related securities” and will be unable to invest in the notes.

See “Legal Investment Considerations” in this free writing prospectus and “Legal Investment” in the prospectus.

Note Rating

Before the notes can be issued, the owner trust must obtain ratings on the notes of:

•	“AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

•	“Aaa” by Moody’s Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment. The ratings do not address any payments of interest that could accrue if the notes are subject to the available funds rate cap or the maximum rate cap.

See “Risk Factors—Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer” and “Rating” in this free writing prospectus and “Risk Factors—Rating of the Securities Do Not Assure Their Payment” and “Rating” in the prospectus.

RISK FACTORS

          You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under “Risk factors” in the prospectus.

Notes may not be appropriate investments for some investors

The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the notes. This may be the case because, among other things:

	•	if you purchase your notes at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

•

the notes may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions because the rate of principal distributions on, and the weighted average lives of, the notes will be sensitive to the uncertain rate and timing of principal payments and draws on the mortgage loans;

•

you may not be able to reinvest the principal amounts paid on your notes, which in general are expected to be greater during periods of relatively low interest rates, at a rate that is as high as the interest rate on the notes or your expected yield; and

	•	unless a secondary market for the notes develops, the notes may be illiquid investments.

You should also carefully consider the further risks discussed below and under the heading “Maturity and Prepayment Considerations” in this free writing prospectus and under the heading “Risk Factors” in the prospectus.

The underwriting standards for the mortgage loans are more sensitive to risks relating to borrower credit-worthiness and less sensitive to risks relating to collateral value compared to first lien loans.

The underwriting standards under which the mortgage loans were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the borrower’s credit history and capacity to repay rather than on the value of the collateral. See “The Sponsor, Seller, Master Servicer and Custodian – First Tennessee Bank National Association – Credit and Underwriting Guidelines” in this free writing prospectus.

Because of the relatively high combined loan-to-value ratios of the mortgage loans, which increases the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases, and the fact that the mortgage loans are primarily secured by second liens, losses on the mortgage loans will likely be higher than on first lien mortgage loans.

The return on your notes may be reduced by losses on the mortgage loans, which are more likely because they are primarily secured by second liens.

Approximately 93.09% of the cut-off date principal balance of the mortgage loans are secured by second mortgages or deeds of trust. Proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding principal balance of the mortgage loan as a bad debt. These risks are particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the master servicer would determine foreclosure to be uneconomical for these types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to value ratio of the mortgage loans is approximately 78.88%.

If the note insurer defaults on its obligations under the policy, you will bear the risk of any losses if the liquidation proceeds are insufficient to satisfy the mortgage loans secured by second liens and prior liens in the aggregate, or if the entire outstanding principal balance of a mortgage loan is written-off as bad debt.

Delays in payment on your notes may result from delinquent mortgage loans because the master servicer is not required to advance.

The master servicer is not obligated to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from the mortgage loans that become delinquent or go into default. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

The rate of delinquency and default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Excess interest from the mortgage loans may not provide adequate credit enhancement.

The mortgage loans are expected to generate more investor interest than is needed to pay interest on the notes because the weighted average loan rate on the mortgage loans is expected to be higher than the note rate. If the mortgage loans generate more interest than is needed to pay interest on the notes, beginning on the payment date in May 2006, the excess interest will be used to make additional principal payments on the notes. The use of excess interest to make additional principal payments on the notes will reduce the aggregate principal balance of the notes below the outstanding principal balance of the mortgage loans, thereby creating overcollateralization. Overcollateralization is intended to provide limited protection to noteholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to build, maintain, or restore the required level of overcollateralization.

The excess interest available on any payment date will be affected by the actual amount of interest received, collected, or recovered on the mortgage loans during the preceding month. That amount will be influenced by changes in the weighted average of the loan rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the loan rates. Because the index used to determine the loan rates on the mortgage loans is different from the index used to determine the interest rates on the notes, it is possible that the interest rate on the notes may be higher than the loan rates on the mortgage loans. In that event, it may be necessary to apply all or a greater portion of the available interest to make required payments of interest on the notes. As a result, excess interest may be reduced. Further, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

If the protection afforded by overcollateralization is insufficient and the note insurer defaults with respect to its obligations under the policy, you could experience a loss on your investment.

Cash flow disruptions could cause payment delays and losses on the notes.

Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls could occur in payments to holders of the notes. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to the holders of the notes. If any of the mortgaged properties fails to provide adequate security for the related mortgage loans and the note insurer defaults with respect to its obligations under the policy, you could experience a loss on your investment.

Your yield and reinvestment may be adversely affected by unpredictability of prepayments.

During the period in which a borrower may borrow money under the borrower’s line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in any month (and in turn the amount of principal repaid to the holders of the notes) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. Prepayments, however, on mortgage loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the mortgage loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. Prepayment experience may be affected by a wide variety of factors, including:

	•	general economic conditions,

	•	interest rates

	•	the availability of alternative financing, and

	•	homeowner mobility.

In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See “Description of the Notes” in this free writing prospectus and “Certain Legal Aspects of the Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

The yield to maturity and weighted average life of the notes will be affected primarily by:

	•	the rate and timing of repayments and prepayments on the mortgage loans as compared to the creation and amount of additional balances, and

	•	the realization of charge-off amounts.

You will bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Maturity and Prepayment Considerations” in this free writing prospectus and “Yield, Maturity and Prepayment Considerations” in the prospectus.

The return on your notes may be sensitive to changes in economic conditions.

Mortgage loans similar to those included in the mortgage loan pool have been originated for a limited period of time. A deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their mortgage loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Geographic concentration increases risk that the yield on the notes may be impaired.

One risk associated with investing in notes backed by mortgage loans is created by any concentration of the related mortgaged properties in one or more geographic regions. If the regional economy or housing market of any state (or other region) having a significant concentration of the properties underlying the mortgage loans weakens, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders if the note insurer fails to perform under the policy. A region’s economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances. The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. Such concentration may result in greater losses to noteholders than those generally present for similar notes without such concentration. As of March 1, 2006, approximately 25.23%, 7.94%, 5.94%, 5.54% and 5.48% of the mortgage loans were secured by mortgaged properties in California, Washington, Arizona, Florida and Maryland, respectively. A weakening of the economy of these states may result in increases in the loss and delinquency rate for mortgage loans concentrated in such areas and if the note insurer fails to perform under the policy, you may experience delays in payment or suffer a loss.

Cash flow limited in early years of mortgage loans

Unless the borrower has elected to convert all or a portion of a mortgage loan to a fixed rate of interest, borrowers generally are not required to make monthly payments of principal during the draw period under the related credit line agreements, although minimum payments are required to at least equal, and may exceed, accrued interest and fees. Principal payments on the converted portion of a mortgage loan amortize over a period selected by the borrower, not to exceed the original maturity of the mortgage loan. As a result, collections on mortgage loans may vary. A substantial portion of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw periods for one additional five year term, but in no event will the draw period for a mortgage loan extend more than 10 years beyond the cut-off date. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

Generally, with respect to any due period during the managed amortization period, principal collections on the mortgage loans will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization.

Any remaining principal collections will be paid to the owner of the transferor interest, which will initially be the depositor.

If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the noteholders will not be entitled to receive a payment of principal from the principal collections on the related payment date.

The failure to deliver the loan documents to the indenture trustee and the failure to record the assignments may cause a sale to the depositor to be ineffective

Under the terms of a sale and servicing agreement, among the depositor, the master servicer, the trust and the indenture trustee, so long as the seller’s unsecured debt is assigned a minimum rating of “Baa2” by Moody’s Investor Service, Inc. and “BBB” by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., the loan documents with respect to each home equity line of credit will be retained by the seller, and assignments of the related mortgage to the trust will not be recorded. Failure to deliver the documents to the indenture trustee will make the transfer of the home equity lines of credit potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity line of credit to a purchaser who had no notice of the prior sale to the depositor and the transfer to the trust and who perfects its interest in the home equity lines of credit by taking possession of the documents.

Each of the seller and the depositor have taken steps to structure the transfer of the home equity lines of credit from the seller to the depositor and the subsequent transfer of the home equity lines of credit to the trust as a “true sale” for legal and bankruptcy purposes. If, for any reason, including the insolvency or bankruptcy of the seller or the depositor, the seller or the depositor is found not to have sold the home equity lines of credit, but is instead deemed to have made a pledge of the related home equity lines of credit to secure a loan, then the depositor, the trust and/or the indenture trustee will have a perfected security interest in the home equity lines of credit because the seller and the depositor have filed financing statements to perfect the depositor’s and/or the trust’s and/or the indenture trustee’s security interest in the home equity lines of credit conveyed by the seller and the depositor and pledged by the trust. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity lines of credit.

The circumstances under which the seller would be required to prepare assignments and segregate mortgage notes in advance of delivery and the circumstances under which the seller would be required to deliver the mortgage notes and other documents related to each mortgage loan in each case are described in this free writing prospectus under “The Sale and Servicing Agreement—Assignment of HELOCs.”

The master servicer has limited ability to change the terms of the mortgage loans	The master servicer may agree to changes in the terms of a mortgage loan if the changes:

	•	do not materially and adversely affect the interest of the noteholders or the note insurer; and

	•	are consistent with prudent business practice.

In addition, the master servicer, within certain limitations, may increase the credit limit and reduce the mortgage loan rate related to a mortgage loan. Any increase in the credit limit related to a mortgage loan could increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the mortgage loan. In addition, any reduction in the mortgage loan rate of a mortgage loan could reduce the excess cash flow available to absorb losses.

See “The Sale and Servicing agreement—Modifications to HELOCs” and “—Consent to Senior Liens” in this free writing prospectus.

Interest payable on the notes and interest payable on the mortgage loans differ

Interest payable on the mortgage loans may be insufficient to pay interest on the notes, which accrues on the basis of LIBOR plus [__]%, subject to a cap based in part on the interest rates on the mortgage loans. Interest payable on the mortgage loans will accrue at either a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments or, if the borrower has elected to convert the rate of interest applicable to all or a portion of the mortgage loan to a fixed rate, a fixed rate based upon the then current market interest rates for second lien home equity loans, which fixed rate may be lower than the rate at which the notes accrue interest. As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus [__]%.

LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. In addition, the spread between LIBOR and any fixed rate locked in by a borrower will vary over time. Any reduction in the spread between LIBOR and the prime rate (and the applicable fixed rates of converted mortgage loans) will also reduce the amount of interest receipts on the mortgage loans that would be available to absorb losses and charge-offs allocated to the noteholders. In that event, if the overcollateralization were depleted and the note insurer failed to perform under the policy, you would experience a loss.

In addition, if the spread between LIBOR and the prime rate is reduced or eliminated, the interest payable on the notes also may be reduced. If the sum of LIBOR plus [__]% exceeds the available funds rate, such shortfalls will be paid to the noteholders, subject to the maximum rate, only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to the noteholders. Such shortfalls will not be guaranteed by the note insurer.

Certain of the underlying senior mortgages may be subject to negative amortization

The underlying senior mortgage loans related to certain of the second lien mortgage loans included in the trust may have negative amortization features. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of underlying senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these underlying senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the underlying senior mortgage loans that are negatively amortizing loans may become deferred interest that will be added to their principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of an underlying senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on an underlying senior mortgage loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these underlying senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the underlying senior mortgage loan due to deferred interest.

The borrowers of these mortgage loans have two adjustable-rate loans whose interest payments may increase and, in the case of the underlying senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans if the borrowers of these loans are unable to pay the increased monthly payments.

Ratings on notes based primarily on claims-paying ability of the note insurer

The ratings on the notes depend primarily on the claims paying ability of the note insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the note insurer may have a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The ratings on your notes address credit risk and do not address the likelihood of prepayments.

See “Rating” in this free writing prospectus.

Limited information regarding prepayment history of HELOCs

All of the mortgage loans may be prepaid in whole or in part at any time. Neither the seller nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment of revolving home equity line of credit loans similar to the mortgage loans. Revolving home equity line of credit loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including:

	•	general economic conditions,

	•	interest rates,

	•	the availability of alternative financing,

	•	homeowner mobility, and

	•	changes affecting the ability to deduct interest payments on home equity lines of credit for Federal income tax purposes.

In addition, substantially all of the mortgage loans contain due-on-sale provisions, which may affect the rate of prepayment.

See “Maturity and Prepayment Considerations” in this free writing prospectus.

Yield to maturity of notes may be affected by repurchases

The yield to maturity of the notes may be affected by certain repurchase requirements. The seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. The seller will also be required to randomly purchase from the trust or substitute a new mortgage loan for any mortgage loan as to which a borrower has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then current aggregate principal balance of the mortgage loans.

In addition, upon notice to the note insurer and subject to the satisfaction of certain other conditions, the owner of the transferor interest will be permitted to remove a portion of the mortgage loans from the trust on any payment date without notice to the noteholders; provided that the aggregate principal balance of the mortgage loans so removed will not exceed the amount of the transferor interest. The owner of the transferor interest will randomly select the mortgage loans to be removed.

Furthermore, pursuant to the sale and servicing agreement, on any one payment date, the master servicer may make a one-time only election to purchase up to 1% of the mortgage loans, by aggregate principal balance as of such date. The mortgage loans so purchased will be selected by the master servicer in its sole discretion and will be purchased at a price not less than the stated principal balance of the purchased mortgage loans.

These purchases will have the same effect on the holders of the notes as a prepayment of the related mortgage loans.

Consequences of owning book-entry notes

Limit on Liquidity of Notes. Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Limit on Ability to Transfer or Pledge. Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

Delays in Payments. As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

See “Description of the Notes—Book-Entry Notes” in this free writing prospectus.

The effects of terrorist attacks and military action are not determinable

The effects that possible future terrorist attacks or other incidents and related military action, or the military action by United States forces in Iraq and other regions, may have on the performance of the mortgage loans or on the values of the related mortgaged properties cannot be determined at this time. Investors should consider the possible effects of such incidents on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by future attacks or other incidents and the related military action.

The current deployment of U.S. military reservists and members of the National Guard and any further such deployments may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act (the “Relief Act“). The Relief Act provides, generally, that a borrower who is covered by the Relief Act may not be charged interest on the related mortgage loan in excess of 6% annually during the period of the borrower’s active duty. Under the Military Reservist Relief Act, which is a California statute, under certain circumstances, California residents called into active duty with the reserves can delay payments on mortgage loans for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. Interest payable to holders of the notes will be reduced by any reductions in the amount of interest not collectible as a result of the application of such acts. These shortfalls are not required to be paid by the borrower at any future time. Neither the seller, the depositor or the master servicer is required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by the Policy. Any reductions resulting from such acts will be allocated pro rata among the noteholders.

In addition, legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

An insolvency of the seller may delay, accelerate or reduce payments on the notes

The Federal Deposit Insurance Corporation has special powers under the banking laws to take certain actions on the insolvency of the seller. The Federal Deposit Insurance Corporation has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover or re-characterize a financial institution’s transfer of financial assets such as the home equity lines of credit if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documentation reflects such intention and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

The seller’s transfers of the home equity lines of credit and the agreements under which the seller made and makes those transfers are intended to satisfy all of these conditions, other than the condition specified in clause (iii) above. Since one or more conditions required under the FDIC’s regulations will not be met by the seller, the FDIC could reclaim, recover, or re-characterize the seller’s transfer of the HELOCs and, if so, you might experience delays and/or reductions in payments on your notes. In addition, the Federal Deposit Insurance Corporation might have the right to repay the notes early and for an amount that may be greater or less than their principal balance. Under these circumstances, you may suffer a loss. Furthermore, the insolvency of the seller would result in the commencement of a rapid amortization event. If a rapid amortization period occurs, you are likely to be repaid principal on your notes earlier than expected.

See “The Sale and Servicing Agreement–Conservatorship and Receivership” in this free writing prospectus.

The mortgage loans may convert to fixed rates which may reduce the yield on the notes

Although each of the mortgage loans in the mortgage pool is an adjustable rate mortgage loan, the borrower can convert all or a portion of the amount outstanding under a mortgage loan from an adjustable rate to a fixed rate as long as the borrower is current in payment on the borrower’s mortgage loan. The maximum aggregate principal balance of the portion of the mortgage loans with respect to which the related borrower has made such an election that will be permitted to remain in the trust is 10% of the then current aggregate principal balance of the mortgage loans. The seller will be obligated to randomly purchase from the trust or substitute a new mortgage loan for converted mortgage loans representing an aggregate principal balance in excess of such 10%. The fixed rate on a converted loan may be lower than the interest rate on the notes. Since the interest rate on the notes may not exceed a rate based on the weighted average of the net mortgage loan rates, any conversion to a fixed rate of a mortgage loan that has not been purchased or substituted for by the seller may increase the likelihood that the interest rate on the notes will be subject to the available funds rate cap. See “Description of the HELOCS” and “Maturity and Prepayment Considerations” in this free writing prospectus.

FORWARD-LOOKING STATEMENTS

          We caution you that certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE DEPOSITOR

          First Horizon Asset Securities Inc. is a Delaware corporation with its principal executive offices located at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000. The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own and sell mortgage pass-through securities which evidence ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing.

          Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the notes.

          After the issuance of the notes, the depositor may be required (to the extent specified in the sale and servicing agreement) to perform certain actions on a continual basis, including but not limited to:

•

upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the indenture trustee or deliver a qualified substitute mortgage loan as described under “The Sale and Servicing Agreement— Assignment of the HELOCs” in this free writing prospectus;

•

to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the indenture trustee’s security interest in or lien on the mortgage loans and any such related assets;

•

to appoint a successor trustee or master servicer, as applicable, in the event either the indenture trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

•	to provide the indenture trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the sale and servicing agreement.

          The liability of the depositor under the sale and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Despositor” in the prospectus. In addition, the depositor will be entitled to indemnification from the trust to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

THE ISSUING ENTITY

          First Horizon ABS Trust 2006-HE1 is a statutory trust formed under the laws of the State of Delaware by the trust agreement, dated as of March [__], 2006, between the depositor and the owner trustee for the transactions described in this free writing prospectus. The trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. First Horizon ABS Trust 2006-HE1 is referred to in this free writing prospectus as the “issuing entity” or the “trust” and is referred to in the prospectus as the “trust” or the “trust fund.” The owner trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The issuing entity’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The fiscal year end of the issuing entity is December 31.

          After its formation, the issuing entity will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the transferor interest, (3) making payments on the notes and the transferor interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes. Except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus. The permissible activities of the issuing entity can only be amended or modified by amending the trust agreement as described under “The Trust Agreement – Amendment.”

          The trust property will consist of:

•	each of the home equity lines of credit or “HELOCs“ that are transferred by the depositor to the trust;

•	collections on the HELOCs received on or after March 1, 2006 (the “Cut-Off Date“);

•	the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;

•	mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;

•	the collection account and the distribution account, excluding, in each case, net earnings thereon;

•	the financial guaranty insurance policy issued by the note insurer (the “Policy“);

•	the depositor’s rights under the mortgage loan purchase agreement;

•	benefits under any hazard insurance policies covering the mortgaged properties; and

•	all proceeds from the items above.

          The issuing entity will not acquire any assets other than the trust property described above.

          Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

          The equity ownership in the issuing entity will be evidenced by the transferor certificate, which will be initially held by the depositor. The holder of the transferor certificate will, after all amounts due and owing to the owner trustee, and not otherwise paid, have been paid, be entitled to receive on each payment date any remaining cash flow from amounts collected in respect of the mortgage loans after all principal and interest on the notes and other expenses of the issuing entity for such payment date have been made. See “Description of the Notes – Payments.”

THE OWNER TRUSTEE

          Wilmington Trust Company will act, not in its individual capacity, but solely as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its duties as owner trustee.

          The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the Trust Agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

          The owner trustee may resign at any time upon written notice to the issuing entity, the indenture trustee, the note insurer, the rating agencies , the seller and the transferor, in which event the indenture trustee, with the consent of the note insurer, must appoint a successor owner trustee. The indenture trustee, with the consent of the note insurer, may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor. Any costs associated with removing and replacing an owner trustee will be paid by the seller.

          The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents.

          Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement. However, none of the owner trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the trust agreement.

THE INDENTURE TRUSTEE

          The Bank of New York will act as the indenture trustee under the indenture. The Bank of New York is a banking corporation organized and existing under the laws of the state of New York. The indenture trustee’s offices for notices under the indenture are located at 101 Barclay Street, 8W, New York, New York 10286 and its telephone number is 1 (800) 254-2826. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York.

THE TRUST ADMINISTRATOR

          The Bank of New York will act as the trust administrator under the trust agreement. For a description of The Bank of New York, see “The Indenture Trustee” above.

          The trust administrator will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement. The administrative functions include the preparation of notices to be delivered by the issuing entity pursuant to the transaction documents, providing all customary tax reports to noteholders related to their investment and preparing and filing the issuing entity’s tax information returns.

          The trust administrator may resign at any time on 60 day’s notice, in which event the issuing entity must appoint a successor trust administrator in accordance with the trust agreement. The issuing entity may also remove the trust administrator if it shall default in the performance of any of its duties under the sale and servicing agreement and, after notice of such default, has failed to cure the default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the issuing entity; or certain events related to the insolvency or bankruptcy of the trust administrator. Any resignation or removal of the trust administrator will not become effective a successor trust administrator is appointed. The appointment of any successor trust administrator shall be effective only after receipt of a letter from each rating agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the notes.

          In carrying out the foregoing duties or any of its other obligations under the sale and servicing agreement, the trust administrator will be subject to the same standard of care and have the same rights, indemnifications and immunities as the indenture trustee under the indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the issuing entity from funds in the collection account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the trust administrator in connection with the performance of its duties under the sale and servicing agreement or any other transaction agreement.

THE NOTE INSURER

          The note insurer has supplied the following information for inclusion in this free writing prospectus. No representation is made by the issuing entity, the depositor or the underwriter as to the accuracy and completeness of this information.

          The note insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The note insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

          The note insurer is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation. At December 31, 2005, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. – 42%; affiliates of the Blackstone Group L.P. – 23%; and affiliates of the Cypress Group L.L.C. – 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the note insurer or any claims under any insurance policy, including the Policy, issued by the note insurer.

          The note insurer is subject to the insurance laws and regulations of the State of New York, where the note insurer is domiciled, including New York’s comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders’ surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the note insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

          The following table sets forth the capitalization of the note insurer and subsidiaries as of December 31, 2005 and December 31, 2004, on the basis of U.S. generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Capitalization Table
(Dollars in Millions)

	December 31, 2005	December 31, 2004

Unearned Premiums	$1,201	$1,043

Other Liabilities	140	121

Total Liabilities	1,341	1,164

Stockholder’s Equity

Common Stock	15	15

Additional Paid-in Capital	1,895	1,883

Accumulated Other

Comprehensive (Loss) Income, net of tax	(14)	15

Retained Earnings	471	265

Total Stockholder’s Equity	2,367	2,178

Total Liabilities and Stockholder’s Equity	$3,708	$3,342

          The audited consolidated financial statements of the note insurer and subsidiaries as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, are attached hereto as Exhibit B.

          The New York State Insurance Department recognizes only statutory accounting principles (“SAP”) for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial conditions warrants the payment of a dividend to its stockholders. Although the note insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP are contained in the notes to the note insurer’s SAP financial statements.

          Copies of the note insurer’s most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The note insurer’s telephone number is (212) 312-3000.

          Neither the note insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the free writing prospectus or any information or disclosure that is provided to potential purchasers of the notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the note insurer and the policies set forth under the heading “The Note Insurer” and “Description of the Notes –The Policy” herein. In addition, the note insurer makes no representation regarding the notes or the advisability of investing in the notes.

The Note Insurer’s Credit Ratings

          The financial strength of the note insurer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, Inc. and “AAA” by Fitch Ratings. Each rating of the note insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the note insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The note insurer does not guarantee the market price or investment value of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.

THE SPONSOR, SELLER, MASTER SERVICER AND CUSTODIAN

First Tennessee Bank National Association

          The sponsor, seller, master servicer and custodian, First Tennessee Bank National Association (“FTBNA”), is a national banking association, with its principal executive offices located at 165 Madison Avenue, Memphis, Tennessee, 38103, telephone number (901) 523-4444. First Tennessee Bank’s business is subject to examination and regulation by federal and state banking authorities.

          FTBNA is the primary banking subsidiary of First Horizon National Corporation (“FHNC”), a Tennessee corporation organized in 1968. FHNC is registered as a bank holding company under the Bank Holding Company Act of 1956 and elected, effective March 13, 2000, to become a financial holding company pursuant to the provisions of the Gramm-Leach-Bliley Act. First Horizon National Corp. (NYSE:FHN) provides financial services to individuals and business customers through hundreds of offices located in more than 44 states. The corporation’s three major brands, FTN Financial, First Horizon and First Tennessee, provide customers with a broad range of products and services including:

•	Capital markets – one of the nation’s top underwriters of U.S. government agency securities

•	Mortgage banking – one of the nation’s top 20 mortgage originators and top 15 servicers, which earned a top-10 ranking in customer satisfaction from J.D. Power and Associates.

•	Retail/commercial banking – the largest market share in Tennessee and one of the highest customer retention rates of any bank in the country.

          FTBNA operates approximately 214 full-service financial centers and over 300 off-premises automated teller machines. FTBNA also offers financial services online at www.firsttennessee.com and through its 24-hour telephone banking servicing.

          FTBNA has been in the business of servicing residential HELOCs for more than 12 years. FTBNA also services HELOCs originated or purchased through its mortgage banking subsidiary, First Horizon Home Loan Corporation. First Horizon Home Loan Corporation originates mortgage loans across the United States through its retail and wholesale (broker) operations and also purchases mortgage loans from third-party mortgage bankers (known as “correspondent lenders”). Each of FTBNA and First Horizon Home Loan Corporation originates HELOCs pursuant to FTBNA’s underwriting guidelines.

          During the past five years, FTBNA has originated HELOCs through its retail and wholesale channels or purchased HELOCS through its correspondent network. Each year’s HELOC production for the years 2005, 2004, 2003, 2002 and 2001 was approximately $6,088,151,797, approximately $7,114,917,251, approximately $4,433,412,804, approximately $3,038,096,591 and approximately $1,083,609,422, respectively.

          FTBNA began securitizing HELOCs in 2004, during which it securitized HELOCs having an aggregate principal balance of approximately $ 1,515,474,886.

          FTBNA structures securitization transactions in which it assembles a pool or pools of HELOCs that are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the HELOCs. FTBNA or one or more affiliates will make certain representations and warranties to the depositor and the indenture trustee regarding the HELOCs. If it is later determined that the HELOCs fail to conform to the specified representations and warranties, FTBNA may be obligated to repurchase such mortgage loans from the depositor (or directly from the indenture trustee) or it may be obligated to substitute one or more similar HELOCs for the affected HELOCs as described under “Description of the HELOCs – Assignment of HELOCs”.

     Credit and Underwriting Guidelines

          The following is a description of FTBNA’s HELOC underwriting guidelines. FTBNA’s standard underwriting guidelines and approval processes apply to HELOCs underwritten up to a maximum credit limit of $250,000, with combined loan-to-value ratios (“CLTV”) of up to and including 100%. Loan amounts exceeding $250,000 generally have lower CLTVs and more stringent qualifying standards. Loan amount maximums and CLTV maximums are contingent upon FTBNA’s risk assessment criteria which take into consideration, among other things, external credit score, debt-to-income, CLTV, and property type. For example, loans secured by primary residences may have CLTVs up to and including 100% while loans secured by second/vacation homes may only be financed up to 89.9% CLTV. HELOCs may either be in a first or second lien position. For second liens, loan amounts are further limited to a maximum amount as follows:

•	if the CLTV is ≥ 90%, then the maximum allowable combined loan amount is $800,000; and

•	if the CLTV is <90%, then the maximum allowable combined loan amount is $1,200,000.

          Each applicant for a HELOC is required to complete an application, which lists the applicant’s outstanding debt, income, employment history, and other demographic and personal information. A customer may submit an application through one of several distribution channels including branch, telephone banking unit, mortgage broker, U.S. mail, or through the internet. Once the application is received and the data is entered into the application processing system, if all necessary information has been provided, FTBNA or the applicable originator obtains a credit report with respect to the applicant from a permitted source, which is used to determine loan eligibility. For individuals who receive solicitations, a credit report is retrieved for both the solicited applicant and any co-applicant. The credit report, along with the applicant’s representation of collateral value and income, are analyzed to determine whether the application will be approved, denied or forwarded to an analyst for further review and contingency processing for issues such as title insurance coverage, flood insurance coverage and/or appraisals, among other things. The contingency processing and underwriting review are managed by FTBNA’s Portfolio Management Department.

          FTBNA’s credit approval process utilizes credit scoring, the application of FTBNA’s underwriting guidelines and, within the limits of those guidelines, limited subjective assessments by experienced analysts. Analysts review the equity position of the requested loan (including both the priority of the lien and the CLTV) and the applicant’s creditworthiness. The evaluation of an applicant’s creditworthiness is designed to assess the applicant’s historical payment performance and ability to repay the requested loan. Specific requirements relating to the evaluation are outlined in the risk assessment criteria matrices developed by FTBNA’s Portfolio Management Department, which are automated within the application processing system wherever possible. This evaluation generally consists of:

•	reviewing and verifying customer asset information, when required;

•	obtaining and reviewing an independent credit bureau report;

•	reviewing the applicant’s external credit score;

•

reviewing the applicant’s employment and income and, in the case of a loan that requires an applicant to submit full documentation (a “Full Documentation Loan”), verifying same through a review of recent W-2s, pay stubs, assessments of tax returns;

•	evaluating the applicant’s gross debt (as stated in the related credit report) to income ratio;

•	verifying eligibility for Lien Protection Insurance or reviewing the title status by a written title policy;

•	obtaining and evaluating the value of the real estate through automated valuations or independent appraisals; and

•	evaluating flood risk, verifying flood insurance coverage and force-placing flood insurance, if applicable.

          Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments. The credit history is examined to ensure any major negative events such as bankruptcy, repossession, or foreclosure have not occurred within the past four years. In some cases, DU underwriting may require only a two year elapsed time period for the above events. Minimum acceptable credit scores are established through an ongoing risk management and credit scoring process.

          The applicant’s ability to earn a stable income in an amount sufficient to make monthly payments on the loan is a key factor in determining whether the requested loan represents an acceptable risk. The loan file must clearly present the applicant’s earning capabilities to enable the analyst to make a decision when evaluating the applicant’s loan request. The analyst has the responsibility to obtain any additional information required to establish the applicant’s income. Currently, the extent of required income verification is determined based on applicant’s property type, assessed credit risk (based upon the external credit score and debt-to-income ratio), loan amount, whether or not self-employed, and the extent of non-employment income. To use income from sources other than employment for qualifying purposes, the applicant must demonstrate a satisfactory history of receipt of the income. If income verification is required, the following criteria are generally utilized:

•	if salaried, income is verified through W-2s and current pay stubs;

•	if an applicant is self-employed, two previous years of tax returns are required;

•	generally, for applicants where income verification is not required, income is requested and placed in the customer’s file; and

•	a verbal verification of employment is also obtained on all loans.

          A gross debt-to-income ratio test is applied to each applicant by dividing the applicant’s monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully indexed rate, and a fully funded balance amortized over the term of the loan), by the applicant’s gross monthly income. Maximum ratios (excluding a very small number of loans with DTIs up to 55%, originated as an underwriting exception requiring special review and approval), are assigned as follows:

Property Type	Debt to Income Ratio

Primary Residence	50%

Second Home	45%

          Valuation methods are based upon the amount requested by the applicant, the expected CLTV, and external credit score of the applicant. An automated valuation model (“AVM”) is considered the primary tool for evaluating the property and is used as long as the transaction meets other eligibility criteria including property type, occupancy, report type, and confidence measure for the particular approved vendor. If the transaction does not meet the AVM eligibility criteria, an appraisal is ordered. Other appropriate appraisal forms for property types ineligible for an AVM or exterior inspection (e.g., duplex or condo) are also used when necessary.

          Lien Protection Insurance (LPI), widely used in the refinance, second lien market as an alternative to title insurance, is used in lieu of a title search or title insurance. LPI policies cover losses from a borrower’s default due to an undisclosed lien, for the life of the loan, and are assignable. S&P has accepted lien protection policies in lieu of title insurance for U.S. residential mortgage loans included in rated RMBS transactions since 2004. If LPI cannot be used, a limited title policy or full title policy (including appropriate endorsements) equal to the loan amount is required with an effective date no later than the closing of the HELOC. For second mortgage transactions closed simultaneously with a First Horizon first lien mortgage, the underwriter relies on the first mortgage title policy and no LPI or title policy is obtained for the second lien transaction.

          At the time the HELOCs are originated, property insurance naming FTBNA as loss payee, with appropriate coverage for all collateral securing the loan, is required. If the property is determined to be in a Special Flood Hazard Area, flood insurance, with FTBNA named as loss payee, is also required.

          Third Party HELOCs are originated through a channel of approved brokers and correspondent lenders. All home equity line of credit applications are underwritten by FTBNA prior to funding or purchase with the exception of correspondent purchases where only a sample review occurs. The terms of the HELOCs offered through a loan officer of a retail branch of FTBNA (the retail channel) are generally similar to those that are referred to FTBNA by a broker (the wholesale channel) and through correspondent lenders (the correspondent channel). However, maximum loan amounts are generally lower for wholesale originations at certain credit scores. Loans that do not require applicants to submit income verification documentation (“Stated Income Loans”) are not available to applicants with a credit bureau score below a specified minimum or a debt-to-income ratio above a specified maximum. Maximum CLTV and loan amounts for Stated Income Loans are generally lower than for fully documented loans.

          FTBNA’s internal Quality Control Department reviews loan files for adherence to underwriting guidelines and policies. The quality control process involves selecting closed files using statistical, target, and discretionary methodologies. Analysts re-underwrite the loan and review the loan’s data integrity, documentation, appraisal, and re-verify employment. Results are published to senior management. FTBNA’s Portfolio Management Department monitors underwriting exceptions regularly.

          The mortgage loans have generally been underwritten under one of the following documentation programs: the “Full/Alternative Documentation Program,” the “Stated Income Documentation Program,” the “No Ratio Documentation Program,” and the “No Income/No Asset/No Employment Documentation Program.”

          Under FTBNA’s Full/Alternative Documentation Program, the prospective borrower’s employment, income and assets are verified through written and telephonic communications.

          Under FTBNA’s Stated Income Documentation Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the borrower’s income is not verified, FTBNA obtains a telephonic verification of the borrower’s employment without reference to income and also determines the reasonableness of the stated income. The borrower’s assets are verified.

          Under FTBNA’s No Ratio Documentation Program, the borrower’s income is not stated and no ratios are calculated. Although the income is not stated nor verified, FTBNA obtains a telephonic verification of the borrower’s employment without reference to income. FTBNA also applies criteria to determine the borrower’s capacity to repay. The borrower’s assets are verified.

          Under the No Income/No Asset/No Employment Documentation Program, the borrower’s income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower. FTBNA also applies criteria to determine the borrower’s ability to repay.

     Servicing of the Mortgage Loans

          FTBNA’s collection servicing area is located in Knoxville, Tennessee. FTBNA collections on HELOC accounts are based upon stage of delinquency and credit score strategies for high-risk customers. Generally, at one day past due, an account is moved from the consumer loan account system to FTBNA’s collection system “CACS”, which is utilized to manage the timing and extent of collection efforts. The collections manager uses the CACS and Interactive Intelligence (I3) Dialer systems to define a variety of collection strategies by stratifying delinquent accounts based on borrower credit score, balance criteria and days past due.

          Accounts tagged as high risk due to their most current credit score receive intensified collection activity based upon their balance and days-past-due criteria. Depending on the collection history, the CACS typically tracks a history of collection efforts and borrower responses, as well as relevant property information.

          Typically, demand letters are sent to all borrowers at approximately 30 days past due. HELOCs are typically suspended as to further draws at approximately 30 days past due, but may be re-opened for additional draws if they become current (i.e., payment of at least 90% of the total outstanding scheduled monthly payments are received). Once a borrower becomes 45 days past due, the HELOCs are suspended as to additional draws and will continue to be closed for additional draws regardless of whether they become current. A foreclosure representative typically orders a property valuation before an account reaches 90 days past due. Generally, by the time the account reaches 120 days past due an equity analysis is completed and the decision to either refer the loan to the foreclosure department or charge-off the loan is made by a collection supervisor or a more senior officer. At 180 days past due the HELOC is charged off. The amount charged-off takes into account all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses).

          Once an account is referred to FTBNA’s foreclosure department, a foreclosure specialist will obtain an updated property valuation, which may be an appraisal or broker’s price opinion or other type of valuation as appropriate in the determination of the foreclosure specialist. Generally, at 90 days past due, such appraisal will be used as a basis for consideration of initiating foreclosure proceedings. If adequate equity exists to commence with foreclosure proceedings, the account will be forwarded to a third party vendor specializing in foreclosure services. After forwarding the account to the third party vendor, FTBNA’s foreclosure area continuously monitors the process with the attorney. If it is determined that the cost of maintaining or paying off the senior lien exceeds the economic benefit of taking title, FTBNA will generally charge-off the entire unpaid principal amount of the loan and pursue other collection efforts. In the event of buying out a first mortgage lien, the foreclosure specialist will obtain the foreclosure manager’s approval. All short sale requests will require the foreclosure manager’s approval including the customer’s acknowledgment to pay on the deficiency balance when applicable. Upon securing title to the property, the third party vendor will transfer the account to FTBNA’s Real Estate Owned (REO) Department for the lower of the appraised value or net book balance. Any additional charge off will be taken prior to the transfer to the REO Department and would take into account all anticipated liquidation expenses (such as legal fees, real estate taxes, maintenance and preservation expenses).

          FTBNA also uses a third party vendor for re-marketing and liquidating foreclosed properties. The third party vendor hires local companies to assist in property preservation and liquidation. Upon receiving these properties, FTBNA’s REO Department will obtain an interior appraisal and process an additional write-down if necessary. If the mortgaged property was subject to a senior lien, FTBNA’s REO Department is responsible for paying off the senior lien holder at the time of the property transfer.

          FTBNA’s servicing, collections and charge-off practices may change over time in accordance with, among other things, FTBNA’s business judgment, changes in the portfolio and applicable laws and regulations.

     Foreclosure, Delinquency and Loss Experience

          The tables below summarize the delinquency, foreclosure and loss experience of HELOCs owned by FTBNA and serviced by FTBNA for the years ended December 31, 2005, December 31, 2004, December 31, 2003 and December 31, 2002. Additional statistical information on the performance of FTBNA’s portfolio of HELOCs for prior vintage origination years is available at: http://www.assetreporting.firsthorizon.com. See “Static Pool Data” in this free writing prospectus. The data includes all HELOCs owned by FTBNA whether originated or purchased. Further, the delinquency and loss figures presented below for December 31, 2005 represent information for all HELOCs currently owned by FTBNA, but may not be representative of the HELOCs included in the trust. Accordingly, the information should not be considered a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans.

          FTBNA determines the delinquency status of a home equity line of credit on the basis of contractual delinquency. In certain limited circumstances, including the receipt of payment of at least 90% of the total outstanding scheduled monthly payments, FTBNA will “re-age” the mortgage loan so that it is considered current. Due to the infrequency of FTBNA’s re-aging practice, the seller does not expect the practice to have a material effect on the delinquency, foreclosure and loss experience.

          There can be no assurance that the delinquency, foreclosure and loss experience shown in the following tables will be representative of the results that may be experienced for the HELOCs included in the trust.

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Loss, Delinquency and Foreclosure Experience
of the Master Servicer’s Portfolio of HELOCs

	As of December 31, 2005 Principal Balance	Percentage(1)	As of December 31, 2004 Principal Balance	Percentage(1)

Portfolio Delinquencies	$7,233,808,626		$7,237,310,459
30-59 days	$29,481,861	0.41%	$13,518,508	0.19%
60-89 days	$7,592,424	0.10%	$4,431,933	0.06%
90-119 days	$5,405,205	0.07%	$2,879,203	0.04%
120 plus	$11,814,500	0.16%	$5,618,546	0.08%

Total Delinquency	$54,293,990	0.75%	$26,448,189	0.37%

Gross Charge-offs(2)	$13,349,480	0.18%	$11,048,507	0.15%
Recoveries(3)	$2,376,781	0.03%	$1,635,663	0.02%
Net Charge-offs(4)	$10,972,699	0.15%	$9,412,844	0.13%

	As of December 31, 2003 Principal Balance	Percentage(1)	As of December 31, 2002 Principal Balance	Percentage(1)

Portfolio Delinquencies	$3,805,383,938		$2,352,658,981
30-59 days	$9,859,124	0.26%	$9,521,494	0.40%
60-89 days	$3,123,960	0.08%	$4,492,324	0.19%
90-119 days	$1,922,789	0.05%	$3,065,419	0.13%
120 plus	$3,141,828	0.08%	$3,543,269	0.15%

Total Delinquency	$18,047,701	0.47%	$20,622,506	0.88%

Gross Charge-offs(2)	$12,785,048	0.34%	$11,509,627	0.49%
Recoveries(3)	$1,236,360	0.03%	$863,191	0.04%
Net Charge-offs(4)	$11,548,688	0.31%	$10,646,436	0.45%

(1)

“Delinquencies as a Percentage of Loans Outstanding” is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.

(2)	“Gross Charge-offs” includes credit, bankruptcy and fraud amounts which have been determined to be uncollectible for each calendar year.

(3)	“Recoveries” include credit, bankruptcy and fraud recoveries from liquidation proceeds and deficiency judgments.

(4)	“Net Charge-offs” represents “Gross Charge-offs” minus “Recoveries”.

Management’s Discussion and Analysis of Delinquency and Foreclosure Trends

          For FTBNA’s total HELOC portfolio, mortgage loan delinquencies have generally increased since December 31, 2004. Although these increases may be due to a variety of factors, FTBNA’s management believes that the delinquency levels for its HELOC loan servicing portfolio are primarily attributable to: (i) a shift in origination mix from HELOCs to closed-end home equity loans; and (ii) a decline in overall portfolio growth due to FTBNA’s increased focus on whole loan sale activity. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the master servicer’s HELOC loan servicing portfolio or of the HELOCs in the trust. In addition, there can be no assurance that factors beyond the control of FTBNA, such as national or local economic conditions or downturns in the residential real estate market will not result in further increased rates of mortgage loan delinquencies and foreclosure losses in the future.

          If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. In the event of a default by the note insurer under the Policy, the losses will be passed through as losses on the related notes and will be borne by the noteholders.

MATURITY AND PREPAYMENT CONSIDERATIONS

          The sale and servicing agreement, except as otherwise described in this free writing prospectus, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this free writing prospectus, until the related principal balance is reduced to zero.

          As described in this free writing prospectus, the actual maturity of the notes will depend in part on the receipt of principal on the HELOCs or the amount and timing of charge-offs of the HELOCs, which will result in principal payments on the notes. Generally, with respect to any Due Period during the managed amortization period, principal collections will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization. Any remaining principal collections will be paid to the owner of the transferor interest. If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the owner of the transferor interest will be obligated to advance funds to the issuing entity to purchase the additional balances that were not funded out of principal collections on the mortgage loans. With respect to any Due Period during the rapid amortization period, 100% of principal collections will be applied to pay principal on the notes. See “Description of the Notes – Payments” in this free writing prospectus.

          In addition, beginning with the payment date in May 2006, the rate at which the principal on the notes is paid will be increased, as compared to payments of principal on the HELOCs, as a result of the application of excess interest as payments of principal on the notes in order to build overcollateralization to the applicable Specified O/C Amount on each payment date. For a description of how the Specified O/C Amount is calculated for each payment date, see the definition of “Specified O/C Amount” under “Description of the Notes – Certain Definitions” in this free writing prospectus.

          All of the HELOCs may be prepaid in full or in part at any time. If relevant state law permits, prepayment of a HELOC may be subject to an early termination fee of not more than $250.

          There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders, overcollateralization or the Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

          Although the mortgage loan rates on the HELOCs are subject to adjustment, the mortgage loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to a maximum rate, which would also adversely affect your yield. The “Index“ for any date on which the mortgage loan rate for a HELOC subject to adjustment is the highest “prime rate” as published in The Wall Street Journal. If the “prime rate” is no longer published, then the Index will be a comparable independent index selected by the seller. In addition, each borrower may convert the mortgage loan rate on all or a portion of the outstanding balances of its HELOC to a fixed rate of interest. Borrowers may exercise this option during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise the option. As a result, there may be periods during which the note rate would be limited to a maximum rate that is lower than the note rate otherwise would be without this feature, which would also adversely affect your yield. Additionally, the affected principal balance with respect to which the interest rate has been converted to a fixed rate will begin amortizing at the time of conversion and may be required to be fully amortized over a shorter period than the remaining term of the loan, thereby increasing the rate that principal is paid on the notes.

          The seller is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

          In addition, the trust’s prepayment experience and the rate at which the notes amortize will be affected by any repurchases of HELOCs by the seller as a result of a breach of a representation and warranty or defective documentation as well as by any purchase by the master servicer pursuant to the sale and servicing agreement, including certain repurchases related to the conversion of the mortgage loans to fixed rate mortgage loans by the related borrower.

          Substantially all of the HELOCs contain due-on-sale provisions, and the master servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

          Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the notes in respect of principal.

          No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

Weighted Average Life

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average lives of the offered notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

          Prepayments on the home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus with respect to the notes assumes that the outstanding principal balance of a pool of home equity line of credit loans prepays at a specified constant annual rate

(“CPR“). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 40% of CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate (the constant draw rate or “Draw Rate”). This rate is converted to a constant monthly rate. To assume a 10% Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the HELOCs at that or any other rate.

          The tables set forth below are based on the indicated percentages of CPR and the Draw Rate and other assumptions as indicated below:

•	as of the date of the issuance of the notes, the HELOCs have the following characteristics:

Aggregate Principal Balance	Current Mortgage Rate (%)	Rate Adjustment Frequency (months)	Next Rate Adjustment	Credit Limit Utilization Rate(%)	Original Draw Period (months)	Remaining Term to Stated Maturity (months)	Gross Margin(%)	Maximum Rate(%)	Age (months)	Remaining Draw Period (months)

$143,763,466.81	8.004	1	1	55.077	60	231	0.504	21.178	9	51

$156,040,010.65	7.751	1	1	58.161	120	235	0.251	20.957	5	115

•	the note rate is LIBOR + 0.17% per annum,

•	the master servicing fee rate is 0.50% per annum,

•	the Policy premium rate is 0.14% per annum and the indenture trustee fee rate is 0.006% per annum,

•	payments are made in accordance with the description set forth under “Description of the Notes”,

•	payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in April 2006,

•	no extension past the scheduled maturity date of a HELOC is made,

•	no delinquencies or defaults occur,

•	monthly draws are calculated under each of the assumptions as set forth in the table below before giving effect to prepayments,

•	the HELOCs pay on the basis of a 30-day month and a 360-day year,

•	there is no restriction on the maximum principal amount of the note,

•	no Rapid Amortization Event occurs,

•	the scheduled due date for each of the HELOCs is the first day of each month, starting in April 2006,

•	the closing date is March 30, 2006,

•	an optional redemption is exercised on the first possible payment date, except where otherwise indicated,

•	the Draw Rate is 10%,

•	with respect to each payment date, LIBOR is equal to 4.77625% per annum,

•	an Excess Spread Step-Up Event does not occur, and

•	the prime rate is equal to 7.50% per annum.

          The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and draw scenarios. For example, it is very unlikely that the HELOCs will prepay and/or experience draws at a constant rate until maturity or that all of the HELOCs will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial security balance outstanding over time and the weighted average lives of the notes.

          Subject to the foregoing discussion and structuring assumptions, the following table indicates the weighted average lives of the notes, and set forth the percentages of the initial security balance of the notes that would be outstanding after each of the payment dates shown at the indicated percentages of the CPR and 10% Draw Rate.

Payment Date	0%	20%	30%	40%	50%	60%

March 2006	100	100	100	100	100	100
March 2007	98	87	76	65	54	43
March 2008	98	77	59	43	29	18
March 2009	98	69	46	29	17	0
March 2010	98	61	36	19	0	0
March 2011	98	51	26	12	0	0
March 2012	95	40	18	0	0	0
March 2013	92	30	12	0	0	0
March 2014	89	22	0	0	0	0
March 2015	85	16	0	0	0	0
March 2016	79	0	0	0	0	0
March 2017	68	0	0	0	0	0
March 2018	57	0	0	0	0	0
March 2019	44	0	0	0	0	0
March 2020	31	0	0	0	0	0
March 2021	16	0	0	0	0	0
March 2022	0	0	0	0	0	0
Weighted Average Life in years (to call)*	11.98	5.08	3.20	2.16	1.52	1.10

*

The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above. The weighted average life calculation also assumes that the optional redemption is exercised.

          This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the HELOCs which may differ from the actual characteristics and performance of the HELOCs. This table should be read in conjunction with these structuring assumptions.

DESCRIPTION OF THE HELOCS

General

          The HELOCs in the trust were originated under loan agreements and disclosure statements (the “Credit Line Agreements”) and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Based upon the address supplied by each borrower during the loan application process, most of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards in effect at the time of origination. Current underwriting standards are described under “Description of the HELOCs—HELOC Terms” in this free writing prospectus.

          Unless otherwise stated, all of the information set forth below with regard to the HELOCs is as of the Cut-Off Date. Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The seller believes that the information in this free writing prospectus relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

          In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Cut-Off Date.

          The pool of HELOCs as of the Cut-Off Date consists of 6,043 HELOCs with an aggregate pool balance of approximately $299,803,477. The average principal balance was approximately $49,612 as of the Cut-Off Date, the minimum and maximum current mortgage loan rate on the Cut-Off Date were approximately 6.700% and 16.500% per annum, respectively, and the weighted average current mortgage loan rate on the Cut-Off Date was approximately 7.873% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was approximately 56.64%, the minimum credit limit utilization rate was approximately 1.25% and the maximum credit limit utilization rate was approximately 101.24%. The credit limit utilization rate is determined by dividing the Cut-Off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately 78.88%. Approximately 61.83% of the mortgage loans are Full Documentation Loans and approximately 36.09% of the mortgage loans are Stated Income Loans.

          As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than 100.00%.

          None of the HELOCs included in the trust will be delinquent for more than 30 days as of the Cut-Off Date. Except with respect to 50 HELOCs with an aggregate principal balance as of the Cut-Off Date of $1,966,838.80, none of the HELOCs have ever been delinquent. With respect to such 50 HELOCs, none have been delinquent for more than 30 -59 days and none have been delinquent more than one time. In addition, no losses have been incurred on any of the HELOCs. A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

HELOC Pool Statistics

          The seller has compiled the following additional information as of the Cut-Off Date with respect to the HELOCs and the related mortgaged properties to be included in the trust. The sum of the columns below may not equal the total indicated due to rounding.

Current Principal Balances

Current Mortgage Loan Amounts($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than 20,000	2,243	$24,063,608.27	8.03%	$10,728.31	8.071%	0.57%	227	12	80.93%	742
20,001 - 40,000	1,576	45,821,356.32	15.28	29,074.46	8.049	0.55	231	9	81.49	736
40,001 - 60,000	788	38,683,316.44	12.90	49,090.50	8.052	0.55	233	7	81.15	731
60,001 - 80,000	421	29,344,085.61	9.79	69,700.92	7.887	0.39	234	7	79.78	734
80,001 - 100,000	298	27,647,696.62	9.22	92,777.51	7.818	0.32	234	6	78.61	732
100,001 - 125,000	189	21,202,903.71	7.07	112,184.68	7.925	0.43	234	6	79.79	733
125,001 - 150,000	146	20,249,009.82	6.75	138,691.85	7.855	0.36	233	7	78.48	736
150,001 - 175,000	76	12,419,993.38	4.14	163,420.97	7.725	0.23	235	5	76.51	740
175,001 - 200,000	91	17,294,344.15	5.77	190,047.74	7.682	0.18	235	5	78.09	736
200,001 - 225,000	54	11,500,006.77	3.84	212,963.09	7.518	0.02	235	5	77.78	736
225,001 - 250,000	60	14,458,477.18	4.82	240,974.62	7.621	0.12	235	5	75.92	746
250,001 - 275,000	17	4,408,038.87	1.47	259,296.40	7.646	0.15	235	5	75.78	753
275,001 - 300,000	23	6,727,551.03	2.24	292,502.22	7.729	0.23	236	4	72.44	740
300,001 - 400,000	34	11,687,783.83	3.90	343,758.35	7.707	0.21	236	4	76.71	753
400,001 - 500,000	17	7,711,334.37	2.57	453,607.90	7.606	0.11	235	5	70.69	757
500,001 - 600,000	6	3,215,628.50	1.07	535,938.08	7.587	0.09	234	6	67.86	726
600,001 - 700,000	2	1,369,750.00	0.46	684,875.00	8.000	0.50	233	7	78.94	711
900,001 - 1,000,000	2	1,998,592.59	0.67	999,296.30	7.910	0.41	230	10	74.50	718

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Occupancy Type

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Primary Residence	5,874	$290,197,040.97	96.80%	$49,403.65	7.868%	0.37%	233	7	79.01%	737
Second Residence	113	6,606,908.48	2.20	58,468.22	8.129	0.63	234	8	76.90	734
Investor Property	56	2,999,528.01	1.00	53,563.00	7.801	0.30	236	4	70.72	747

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Original Combined Loan-to-Value Ratios

          The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the HELOCs (calculated generally at the date of origination of the related HELOC) and whose denominator is the most recent appraised value of the related mortgaged property, as of the Cut-Off Date.

Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

50.00 and Below	310	$16,361,041.34	5.46%	$52,777.55	7.577%	0.08%	233	7	39.11%	752
50.01 to 55.00	116	6,165,843.02	2.06	53,153.82	7.564	0.06	232	8	52.78	756
55.01 to 60.00	153	10,021,001.61	3.34	65,496.74	7.669	0.17	233	7	57.57	741
60.01 to 65.00	215	15,185,147.42	5.07	70,628.59	7.548	0.05	233	7	62.67	755
65.01 to 70.00	265	16,833,239.51	5.61	63,521.66	7.593	0.09	234	7	67.80	738
70.01 to 75.00	386	24,112,061.39	8.04	62,466.48	7.564	0.06	234	6	73.25	745
75.01 to 80.00	1,410	78,940,281.77	26.33	55,986.02	7.585	0.08	233	7	78.80	739
80.01 to 85.00	370	17,002,926.95	5.67	45,953.86	7.898	0.40	235	7	83.06	732
85.01 to 90.00	1,877	74,095,073.19	24.71	39,475.27	7.996	0.50	233	7	89.08	734
90.01 to 95.00	382	15,193,098.42	5.07	39,772.51	8.785	1.29	232	8	94.48	720
95.01 to 100.00	559	25,893,762.84	8.64	46,321.58	8.844	1.34	232	8	99.53	716

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Purchase	922	$43,316,709.68	14.45%	$46,981.25	8.117%	0.62%	234	6	87.47%	742
Rate/Term	548	15,922,141.55	5.31	29,055.00	8.055	0.55	226	14	79.64	738
Cash Out Refinance	4,573	240,564,626.23	80.24	52,605.43	7.816	0.32	233	7	77.28	736

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Single Family	4,638	$225,773,604.93	75.31%	$48,679.09	7.853%	0.35%	233	8	78.10%	737
Planned Unit	1,024	57,563,795.26	19.20	56,214.64	7.946	0.45	234	6	81.96	735
Condominium	340	14,182,552.32	4.73	41,713.39	7.871	0.37	233	7	78.93	741
Two-Four Family	41	2,283,524.95	0.76	55,695.73	7.989	0.49	233	7	77.77	722

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

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Geographic Distribution

          The geographic locations used for the following table were determined by the billing address for the mortgage property securing the related HELOC.

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Alabama	5	$217,615.36	0.07%	$43,523.07	9.060%	1.56%	230	10	96.35%	736
Arizona	304	17,812,128.22	5.94	58,592.53	7.790	0.29	235	5	80.16	738
Arkansas	18	541,708.94	0.18	30,094.94	8.030	0.53	230	10	85.58	715
California	993	75,628,579.49	25.23	76,161.71	7.732	0.23	232	8	74.22	743
Colorado	141	6,071,251.29	2.03	43,058.52	8.018	0.52	233	7	83.75	747
Connecticut	38	2,087,588.99	0.70	54,936.55	7.775	0.27	234	6	79.63	713
Delaware	48	1,807,788.05	0.60	37,662.25	7.847	0.35	233	7	75.96	727
District of Columbia	10	722,201.78	0.24	72,220.18	7.858	0.36	235	5	79.24	738
Florida	245	16,610,248.24	5.54	67,796.93	8.061	0.56	234	7	77.29	719
Georgia	170	6,482,340.04	2.16	38,131.41	8.123	0.62	233	7	85.61	720
Hawaii	53	4,187,584.73	1.40	79,011.03	7.625	0.13	235	5	72.65	750
Idaho	166	6,035,599.32	2.01	36,359.03	7.986	0.49	235	5	84.26	729
Illinois	119	4,461,718.93	1.49	37,493.44	7.847	0.35	234	6	80.08	743
Indiana	117	3,770,979.08	1.26	32,230.59	7.973	0.47	235	5	83.03	734
Iowa	20	349,619.53	0.12	17,480.98	7.976	0.48	228	12	85.15	753
Kansas	71	1,913,213.49	0.64	26,946.67	8.048	0.55	233	7	83.47	730
Kentucky	41	1,070,906.14	0.36	26,119.66	7.992	0.49	233	7	81.03	736
Louisiana	22	684,717.95	0.23	31,123.54	9.477	1.98	231	9	91.44	701
Maine	88	3,161,337.03	1.05	35,924.28	7.824	0.32	233	7	76.81	739
Maryland	315	16,421,835.92	5.48	52,132.81	7.782	0.28	235	5	78.97	738
Massachusetts	165	8,059,235.31	2.69	48,843.85	7.733	0.23	233	7	75.09	736
Michigan	190	5,267,551.73	1.76	27,723.96	8.131	0.63	231	9	86.55	737
Minnesota	54	2,782,769.90	0.93	51,532.78	7.679	0.18	235	6	81.30	724
Mississippi	18	626,963.04	0.21	34,831.28	8.883	1.38	244	12	87.40	704
Missouri	207	4,629,856.98	1.54	22,366.46	8.362	0.86	229	11	85.28	730
Montana	18	1,333,926.62	0.44	74,107.03	7.509	0.01	236	4	70.69	751
Nebraska	49	725,849.48	0.24	14,813.25	8.151	0.65	228	12	86.37	740
Nevada	170	8,720,494.93	2.91	51,297.03	7.800	0.30	234	6	78.36	739
New Hampshire	71	3,663,923.80	1.22	51,604.56	7.819	0.32	234	6	82.04	753
New Jersey	158	8,557,652.64	2.85	54,162.36	7.877	0.38	234	6	75.02	728
New Mexico	72	3,953,387.95	1.32	54,908.17	7.795	0.29	235	5	83.14	734
New York	43	3,191,630.70	1.06	74,223.97	7.786	0.29	233	7	80.16	732
North Carolina	136	4,160,281.94	1.39	30,590.31	8.060	0.56	231	11	85.67	732
Ohio	61	2,427,712.97	0.81	39,798.57	8.617	1.12	232	8	88.45	728
Oklahoma	17	604,191.99	0.20	35,540.71	8.187	0.69	235	5	83.04	732
Oregon	256	10,402,363.82	3.47	40,634.23	7.838	0.34	232	8	79.33	739
Pennsylvania	181	5,638,849.51	1.88	31,153.86	8.108	0.61	231	9	81.26	740
Rhode Island	40	2,437,095.69	0.81	60,927.39	8.101	0.60	233	7	75.78	734
South Carolina	42	1,684,327.16	0.56	40,103.03	8.297	0.80	233	7	79.44	707
South Dakota	1	30,000.00	0.01	30,000.00	8.750	1.25	239	1	100.00	802
Tennessee	52	1,812,529.08	0.60	34,856.33	8.250	0.75	234	6	89.96	730
Texas	16	1,499,672.23	0.50	93,729.51	8.184	0.68	233	7	75.74	700
Utah	163	7,224,675.67	2.41	44,323.16	7.963	0.46	235	5	80.64	732
Vermont	9	722,615.76	0.24	80,290.64	7.434	(0.07)	237	3	76.23	766
Virginia	307	14,997,257.96	5.00	48,851.00	7.788	0.29	233	7	79.96	734
Washington	533	23,790,260.27	7.94	44,634.63	7.888	0.39	232	8	82.05	744
West Virginia	1	8,237.96	0.00	8,237.96	7.100	(0.40)	225	15	89.90	726
Wisconsin	27	762,495.99	0.25	28,240.59	7.704	0.20	235	5	88.15	740
Wyoming	2	48,703.86	0.02	24,351.93	9.250	1.75	236	4	98.11	711

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Current FICO Scores

          The weighted average score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc. (the “FICO Score”) as of the Cut-Off Date is 737.

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

620-649	305	$13,172,319.07	4.39%	$43,187.93	8.823%	1.32%	230	11	84.87%	636
650-659	151	5,631,255.94	1.88	37,293.09	8.853	1.35	231	9	84.12	655
660-669	169	8,278,314.29	2.76	48,984.11	8.464	0.96	234	6	85.01	665
670-679	223	10,866,683.56	3.62	48,729.52	8.415	0.92	231	9	82.16	675
680-689	297	13,096,012.19	4.37	44,094.32	8.114	0.61	233	7	80.60	685
690-699	287	15,324,356.79	5.11	53,394.97	8.069	0.57	234	6	79.14	694
700-709	353	21,702,205.09	7.24	61,479.33	7.803	0.30	234	6	79.11	704
710-719	408	22,392,339.50	7.47	54,883.19	7.800	0.30	235	5	80.25	714
720-729	407	21,549,402.31	7.19	52,946.93	7.814	0.31	233	7	79.86	724
730-739	368	19,568,085.22	6.53	53,174.14	7.708	0.21	233	7	78.26	735
740-749	399	20,118,881.21	6.71	50,423.26	7.779	0.28	233	7	79.69	745
750-759	405	18,546,361.55	6.19	45,793.49	7.744	0.24	233	7	78.57	755
760-769	409	22,778,637.27	7.60	55,693.49	7.659	0.16	234	6	77.75	764
770-779	421	22,535,477.71	7.52	53,528.45	7.690	0.19	233	7	77.14	774
780-789	414	20,219,369.19	6.74	48,839.06	7.674	0.17	234	7	79.36	784
790-799	365	17,238,316.39	5.75	47,228.26	7.665	0.17	231	9	78.60	794
800	662	26,785,460.18	8.93	40,461.42	7.629	0.13	231	9	70.76	812

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Credit Limit

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than $20,001	758	$6,052,783.28	2.02%	$7,985.20	8.431%	0.93%	229	10	85.12%	725
$20,001 - $40,000	1317	26,044,970.47	8.69	19,775.98	8.382	0.88	232	8	86.71	724
$40,001 - $60,000	1042	31,100,969.70	10.37	29,847.38	8.245	0.75	232	8	83.15	726
$60,001 - $80,000	639	26,071,222.96	8.70	40,800.04	8.017	0.52	233	7	82.90	729
$80,001 - $100,000	692	34,013,591.83	11.35	49,152.59	7.845	0.35	232	8	76.65	732
$100,001 - $125,000	335	21,640,227.45	7.22	64,597.69	7.929	0.43	233	7	81.60	736
$125,001 - $150,000	359	27,243,622.79	9.09	75,887.53	7.778	0.28	233	7	77.79	741
$150,001 - $175,000	171	13,398,012.97	4.47	78,350.95	7.714	0.21	233	7	80.42	738
$175,001 - $200,000	186	19,571,877.78	6.53	105,225.15	7.650	0.15	233	7	77.13	738
$200,001 - $225,000	75	9,850,790.45	3.29	131,343.87	7.690	0.19	235	5	82.09	743
$225,001 - $250,000	273	35,214,265.34	11.75	128,989.98	7.526	0.03	234	6	73.18	747
$250,001 - $275,000	16	3,282,448.23	1.09	205,153.01	7.693	0.19	235	5	82.69	750
$275,001 - $300,000	41	7,856,714.00	2.62	191,627.17	7.722	0.22	235	5	74.77	744
$300,001 - $400,000	79	18,047,982.00	6.02	228,455.47	7.689	0.19	235	5	76.89	750
$400,001 - $500,000	43	11,778,009.39	3.93	273,907.20	7.617	0.12	234	6	68.17	763
$500,001 - $600,000	5	1,868,323.86	0.62	373,664.77	7.542	0.04	235	5	75.72	735
$600,001 - $700,000	3	1,698,479.59	0.57	566,159.86	7.826	0.33	234	6	60.21	706
$700,001 - $800,000	2	1,136,032.41	0.38	568,016.21	8.000	0.50	232	8	82.42	705
$800,001 - $900,000	1	559,250.83	0.19	559,250.83	7.750	0.25	230	10	60.00	701
$900,001 - $1,000,000	5	2,375,009.54	0.79	475,001.91	7.917	0.42	227	13	70.79	718
Greater than $1,000,000	1	998,892.59	0.33	998,892.59	7.250	(0.25)	238	2	73.07	761

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Credit Limit Utilization Rates

          The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Cut-Off Date by the credit limits of the related HELOCs.

Range of Credit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than 10.00	24	$194,869.01	0.06%	$8,119.54	7.645%	0.15%	228	12	75.93%	748
10.00 - 19.99	1,068	16,567,281.68	5.53	15,512.44	7.620	0.12	224	16	74.50	762
20.00 - 29.99	677	15,178,220.85	5.06	22,419.82	7.653	0.15	229	11	74.19	752
30.00 - 39.99	531	15,737,587.89	5.25	29,637.64	7.796	0.30	232	8	75.96	750
40.00 - 49.99	456	16,277,103.84	5.43	35,695.40	7.703	0.20	233	7	75.39	745
50.00 - 59.99	399	19,553,268.51	6.52	49,005.69	7.761	0.26	233	7	77.04	742
60.00 - 69.99	361	20,959,043.88	6.99	58,058.29	7.733	0.23	233	7	75.59	745
70.00 - 79.99	381	24,038,173.78	8.02	63,092.32	7.802	0.30	234	6	77.34	737
80.00 - 89.99	373	28,482,188.85	9.50	76,359.76	7.877	0.38	233	7	75.50	731
90.00 - 99.99	1,176	85,455,247.82	28.50	72,666.03	8.065	0.56	233	7	82.38	727
100.00 - 101.99	597	57,360,491.35	19.13	96,081.23	7.904	0.40	237	4	82.11	733

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Remaining Term to Maturity

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than 217	756	$13,863,792.34	4.62%	$18,338.35	8.301%	0.80%	208	32	77.31%	752
217 - 228	706	24,535,429.36	8.18	34,752.73	8.277	0.78	221	19	79.19	729
229 - 240	4,576	261,104,105.77	87.09	57,059.46	7.811	0.31	235	5	78.93	737
327 - 348	5	300,149.99	0.10	60,030.00	8.337	0.84	341	19	80.16	708

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Margins

          The weighted average margin for the HELOCs as of the Cut-Off Date was 0.37%.

Range of Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

(0.800) - (0.500)	281	$17,311,296.72	5.77%	$61,606.04	6.834%	(0.67)%	235	5	76.01%	751
(0.499) - 0.000	2311	116,248,183.78	38.77	50,302.11	7.370	(0.13)	234	6	74.47	750
0.001 - 0.500	1159	83,449,765.04	27.83	72,001.52	7.796	0.30	233	7	76.58	738
0.501 - 1.000	1212	43,425,695.94	14.48	35,829.78	8.380	0.88	231	9	86.53	728
1.001 - 1.500	367	13,652,630.88	4.55	37,200.63	8.792	1.29	232	9	85.44	708
1.501 - 2.000	414	13,843,857.44	4.62	33,439.27	9.354	1.85	230	11	91.40	703
2.001 - 2.500	131	5,922,348.35	1.98	45,208.77	9.798	2.30	231	9	90.70	682
2.501 - 3.000	103	3,972,384.39	1.32	38,566.84	10.271	2.77	225	15	93.10	674
3.001 - 3.500	20	777,228.66	0.26	38,861.43	10.776	3.28	227	13	94.62	689
3.501 - 4.000	38	1,027,964.03	0.34	27,051.69	11.319	3.82	218	22	94.45	679
4.001 - 4.500	5	106,273.43	0.04	21,254.69	11.638	4.14	222	18	96.28	679
4.501 - 5.000	1	12,048.80	0.00	12,048.80	12.500	5.00	238	2	99.98	633
8.501 - 9.000	1	53,800.00	0.02	53,800.00	16.500	9.00	238	2	100.00	654

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Current Mortgage Loan Rates

Range of Current Mortgage loan rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

6.501 - 7.000	281	$17,311,296.72	5.77%	$61,606.04	6.834%	(0.67)%	235	5	76.01%	751
7.001 - 7.500	2311	116,248,183.78	38.77	50,302.11	7.370	(0.13)	234	6	74.47	750
7.501 - 8.000	1159	83,449,765.04	27.83	72,001.52	7.796	0.30	233	7	76.58	738
8.001 - 9.000	1212	43,425,695.94	14.48	35,829.78	8.380	0.88	231	9	86.53	728
8.501 - 9.000	367	13,652,630.88	4.55	37,200.63	8.792	1.29	232	9	85.44	708
9.001 - 9.500	414	13,843,857.44	4.62	33,439.27	9.354	1.85	230	11	91.40	703
9.501 - 10.000	131	5,922,348.35	1.98	45,208.77	9.798	2.30	231	9	90.70	682
10.001 - 10.500	103	3,972,384.39	1.32	38,566.84	10.271	2.77	225	15	93.10	674
10.501 - 11.000	20	777,228.66	0.26	38,861.43	10.776	3.28	227	13	94.62	689
11.001 - 11.500	38	1,027,964.03	0.34	27,051.69	11.319	3.82	218	22	94.45	679
11.501 - 12.000	5	106,273.43	0.04	21,254.69	11.638	4.14	222	18	96.28	679
12.001 - 12.500	1	12,048.80	0.00	12,048.80	12.500	5.00	238	2	99.98	633
16.001 - 16.500	1	53,800.00	0.02	53,800.00	16.500	9.00	238	2	100.00	654

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Maximum Mortgage Loan Rates

Maximum Mortgage loan rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

16.000	135	$4,117,730.95	1.37%	$30,501.71	8.068%	0.57%	231	11	85.76%	731
18.000	400	22,407,370.51	7.47	56,018.43	8.049	0.55	234	7	77.79	721
21.000	4,942	246,633,582.67	82.27	49,905.62	7.853	0.35	233	7	78.54	738
25.00	566	26,644,793.33	8.89	47,075.61	7.873	0.37	232	8	81.82	742

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Remaining Draw Period

Remaining Draw Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

0 - 20	44	$822,781.22	0.27%	$18,699.57	8.029%	0.53%	198	42	75.30%	765
21 - 40	906	20,099,209.65	6.70	22,184.56	8.313	0.81	213	27	78.26	746
41 - 60	2,417	122,841,475.94	40.97	50,823.95	7.954	0.45	234	6	80.33	733
61 - 80	1	27,832.25	0.01	27,832.25	7.500	0.00	181	59	80.00	826
81 - 100	143	3,645,992.34	1.22	25,496.45	8.174	0.67	215	25	76.69	752
101-120	2,532	152,366,186.06	50.82	60,176.22	7.741	0.24	235	5	77.86	738

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Origination Year

Origination Year	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

2001	3	$73,553.99	0.02%	$24,518.00	8.649%	1.15%	186	54	86.27%	725
2002	93	1,364,309.14	0.46	14,669.99	7.880	0.38	198	40	75.38	771
2003	615	11,249,280.67	3.75	18,291.51	8.354	0.85	209	32	77.91	749
2004	748	25,792,246.63	8.60	34,481.61	8.277	0.78	222	19	78.88	730
2005	4,133	229,066,173.88	76.41	55,423.71	7.849	0.35	235	5	78.96	737
2006	451	32,257,913.15	10.76	71,525.31	7.544	0.04	239	1	78.74	738

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

1st Lien	202	$20,720,353.04	6.91%	$102,576.01	7.584%	0.08%	235	6	63.51%	758
2nd Lien	5,841	279,083,124.42	93.09	47,780.02	7.894	0.39	233	7	80.02	735

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

Appraisal Type

Appraisal Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

1004 (full appraisal)	2,850	$152,294,474.88	50.80%	$53,436.66	7.958%	0.46%	233	7	80.18%	734
2055 Exterior (drive-by)	515	29,165,780.20	9.73	56,632.58	7.942	0.44	233	7	78.44	737
2055 Interior/Exterior	1,332	50,260,993.76	16.76	37,733.48	8.104	0.60	231	9	80.24	735
2075 Property Inspection	40	1,073,795.56	0.36	26,844.89	8.512	1.01	230	10	81.30	739
AVM	1,306	67,008,433.06	22.35	51,308.14	7.465	(0.03)	235	5	75.05	744

Total	6,043	$299,803,477.46	100.00%	$49,611.70	7.873%	0.37%	233	7	78.88%	737

HELOC Terms

          The general terms of the HELOCs are described under “The Trust Fund—The Loans” in the prospectus.

          A borrower may make a draw under a HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the seller.

          Minimum monthly payments will be required to be made during the draw period, but these payments will not be sufficient to fully amortize a HELOC during the draw period. Borrowers may make payments in excess of their monthly payment without penalty and the excess funds will first be used to pay any applicable fees and then be applied towards outstanding principal. Other fees, including the annual fees and late payment charges are uniform.

          The borrower’s right to make a draw under a HELOC may be terminated and the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if

•	the borrower fails to meet the repayment terms of the HELOC;

•	there is fraud or a material misrepresentation by the borrower in connection with the HELOC during the application period or during the draw repayment period;

•	if the borrower’s action or inaction adversely affects the security for the HELOC;

•	if the borrower fails to maintain required insurance on the dwelling;

•	if the borrower fails to pay taxes on the related mortgaged property;

•	if the borrower permits the filing of a lien senior to that held by the trust;

•	if the sole borrower obligated on the HELOC dies;

•	if the related mortgaged property is taken through eminent domain; or

•	if a prior lienholder forecloses.

          In addition, the borrower’s right to make a draw under a HELOC may be suspended or a borrower’s credit limit may be reduced, if:

•	the value of the mortgaged property declines significantly below the dwelling’s appraised value for purposes of the HELOC;

•	if the master servicer reasonably believes that the borrower will be unable to fulfill the repayment obligations under the HELOC because of a material change in the borrower’s financial circumstances;

•	if the borrower is in default of any material obligation under the HELOC;

•	if the master servicer is precluded by government action from imposing the annual percentage rate provided for in the HELOC;

•

if the priority of the master servicer’s security interest in the related mortgaged property is adversely affected by government action to the extent that the value of the security interest is less than 120% of the credit line; or

•	if the master servicer is notified by its regulatory agency that continued advances under the HELOC would constitute an unsafe and unsound practice.

          The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable mortgage loan rate are provided to the borrower with the billing statements. The monthly payment due dates for the HELOCs vary.

          Interest accrued each month with respect to each HELOC adjusts based on the index, which is the prime rate published in The Wall Street Journal on the last day of the billing cycle on which the prime rate is published and applied to the same billing cycle. If more than one prime rate is published, the highest rate will be used. All of the HELOCs are subject to maximum mortgage loan rates specified in the related Credit Line Agreements. No HELOC is subject to a minimum mortgage loan rate or a periodic mortgage loan rate cap or floor.

STATIC POOL DATA

          Static pool information with respect to the sponsor’s prior securitized pools involving mortgage loans similar to the mortgage loans in the mortgage pool, presented by vintage origination year, is available online at www.assetreporting.firsthorizon.com. Information available at this web address is deemed to be part of this free writing prospectus, except to the extent described below.

          Without charge or registration, by clicking on the link titled “HELOCs,” investors can view on this website the following information:

•

delinquency, cumulative loss and prepayment information for the five years preceding the date of first use of this free writing prospectus regarding the sponsor’s vintage originations of mortgage loans similar to the mortgage loans in the mortgage pool; and

•

summary information of the original characteristics of each vintage origination year with respect to mortgage loans similar to the mortgage loans in the mortgage pools, including, among other things (in each case by vintage origination year): the number of originated or purchased loans; the total original balance of the originated or purchased loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average credit score; the weighted average combined loan-to-value ratio; the distribution of loans by margin; and information regarding the geographic distribution of the loans.

          In the event any changes or updates are made to the information available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at 1555 Lynnfield, Building C, Memphis, Tennessee, 88119, Attention: Warren Butterworth, telephone number (800) 523-4444.

          The static pool information available on the sponsor’s website relating to any of the sponsor’s vintage origination years prior to January 1, 2006 is not deemed part of this free writing prospectus, the accompanying prospectus or of the depositor’s registration statement.

          Static pool information regarding the sponsor’s vintage origination years will remain available on the sponsor’s web site for at least five years following commencement of the offering contemplated by this free writing prospectus.

          Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool data. See “The Sponsor, Seller, Master Servicer and Custodian – First Tennessee Bank National Association – Credit and Underwriting Guidelines” in this free writing prospectus and “Loan Program — Underwriting Standards — General Standards for Home Equity and Home Improvement Loans” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the sponsor’s static pool performance data may not be indicative of the future performance of the mortgage loans in the mortgage pool.

ADDITIONAL INFORMATION

          The description in this free writing prospectus of the mortgage pool, the mortgage loans and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for scheduled payments due on or before that date. Within 15 days after the closing date, the depositor will file (or cause to be filed) a Current Report on Form 8-K with the Securities and Exchange Commission which will include as exhibits copies of the sale and servicing agreement, the indenture, the trust agreement and, if applicable, certain other transaction documents. If any mortgage loans are removed from or added to the trust fund, such removal or addition, to the extent material, will be noted in the depositor’s Current Report on Form 8-K.

DESCRIPTION OF THE NOTES

General

          The notes will be issued under an indenture dated as of March 1, 2006, between the trust and The Bank of New York, as indenture trustee. The notes will be secured by the assets of the trust. The following summaries describe provisions of the notes and the indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this free writing prospectus, agreement shall mean either the sale and servicing agreement or the indenture, as the context requires.

          The notes will be issued in fully registered, certificated form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

Book-Entry Notes

          The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through The Depository Trust Company, New York, New York (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

          The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of 25,000 and multiples of 1,000 in excess thereof.

          The beneficial owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

          Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

          Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” at the end of the prospectus.

          DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movements of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

          Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in several countries. As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. In the

United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry notes. Clearstream is an indirect participant in DTC.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation (“Euroclear Clearance System”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter specified in this free writing prospectus. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

          The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

          The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear,

•	withdrawal of securities and cash from Euroclear; and

•	receipts of payments with respect to securities in Euroclear.

          All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

          Distributions with respect to book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

          Distributions with respect to the book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

          Title to book-entry notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg. Book-entry notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

          Initial settlement for the book-entry notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

          Because of time-zone differences, credits of book-entry notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. These credits or any transactions in book-entry notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of book-entry notes by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

          Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See “Annex I” to the prospectus.

          For a discussion of the federal income tax consequences for non-United States persons, see “Annex I” to the prospectus.

          Monthly and annual reports with respect to the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

          DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

          Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the issuer will issue and the indenture trustee will authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Payments

          On each payment date, collections on the HELOCs received during the preceding Due Period and allocable to the noteholders will be applied as follows:

A.	From Investor Interest Collections, reduced by the Indenture Trustee Fee:

	(1)	to the note insurer, the premium due for the Policy;

	(2)	to the noteholders, accrued interest and any overdue accrued interest, in each case accrued at a rate that is not higher than the Available Funds Rate (as defined in “—Interest” below), on the notes;

(3)

to the noteholders, as a payment of principal, Investor Charge-Off Amounts incurred during the related Due Period and the Investor Charge-Off Amounts incurred during previous Due Periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

	(4)	to the note insurer, as reimbursement for prior draws made under the Policy;

	(5)	to the noteholders, as a payment of principal, the amount necessary to build or restore the overcollateralization to the Specified O/C Amount;

	(6)	to the note insurer, any other amounts owed to the note insurer pursuant to the Insurance Agreement;

(7)

to the noteholders, any carryover interest amounts from prior periods when the rate at which interest on the notes was calculated at the Available Funds Rate, with interest accrued thereon at the note rate computed without regard to the Available Funds Rate but subject to the Maximum Rate (such carryover interest amounts are referred to as “LIBOR Carryover Interest Shortfalls”);

(8)

to the master servicer or other person entitled thereto, any unpaid expenses or indemnities to which the master servicer or such other person is entitled under the sale and servicing agreement, the indenture or the trust agreement (including without limitation any unpaid indenture trustee and owner trustee expenses and indemnities); and

	(9)	to the owner of the transferor interest, any remaining amounts.

B.	Principal Collections:

	(1)	to the noteholders, the lesser of the outstanding principal balance of the notes and the Investor Principal Distribution Amount;

(2)

to the note insurer, as reimbursement for prior draws under the Policy and any other amounts owed to the note insurer pursuant to the Insurance Agreement, to the extent not reimbursed pursuant to A.(4) or A.(6) above; and

	(3)	to the owner of the transferor interest, any remaining amounts.

Certain Definitions

          For any payment date on or after the payment date occurring in May 2006, the “Base O/C Amount” is the product of the Base O/C Percentage and the Cut-Off Date Pool Balance.

          The “Base O/C Percentage” is 1.90%.

          The “Charge-Off Amount” for any Charged-Off HELOC is the amount of the principal balance that has been written down and, in the case of any Charged-Off HELOC that is more than 180 days past due, 100% of its principal balance.

          A “Charged-Off HELOC” is (i) a mortgage loan with a balance that has been written down on the master servicer’s servicing system in accordance with its policies and procedures and (ii) any mortgage loan that is more than 180 days past due.

          The “Closing Date” is March 30, 2006.

          For any payment date, the “Cumulative Charge-Off Step-Down Test” is satisfied if, with respect to such payment date, cumulative Charged-Off HELOCs as a percentage of the Cut-Off Date Pool Balance is equal to or less than the applicable percentage specified below:

Payment Date	Percentage

October 2008 – February 2010	1.50%

March 2010 – February 2011	2.25%

March 2011 and thereafter	2.75%

          The “Cut-Off Date Pool Balance” is the Pool Balance as of the Cut-Off Date.

          For any payment date, the “Delinquency Step-Down Test” is satisfied if, with respect to such payment date, the Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans on such payment date is equal to or less than 8.00%.

          For any determination date or payment date, the “Due Period” the calendar month immediately preceding such determination date or payment date.

          The “Excess O/C Amount” for a payment date is the amount by which the amount of overcollateralization, assuming the full Investor Principal Distribution Amount was paid on the notes for such payment date, exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess O/C Amount shall be zero.

          For any payment date, the “Excess Spread” is the excess, if any, of (a) the Investor Interest Collections for such Payment Date over (b) the aggregate of amounts required to be distributed pursuant to subclauses (1) through (4) of clause A. under “—Payments” above.

          For any payment date, an “Excess Spread Step-Up Event” will occur if the Three Month Rolling Average of Excess Spread is (a) less than 1.25% but equal to or greater than 1.00% or (b) less than 1.00%.

          The “Floating Allocation Percentage” for any payment date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous payment date (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator of the Pool Balance at the beginning of the related Due Period (in the case of the first payment date, the Cut-Off Date Pool Balance).

          For each payment date the “Interest Collections” are amounts collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Purchase Price, Substitution Adjustment Amount and Transferor Deposit Amount paid during the related Due Period and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs.

          The “Interest Period” with respect to each payment date and the notes other than the first payment date, the period from the payment date in the month preceding the month of such payment date through the day before such payment date; and with respect to the first payment date, the period from the Closing Date through April 24, 2006.

          The “Invested Amount” for any payment date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account O/C Reduction Amounts) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date will be approximately $299,803,477.

          The “Investor Charge-Off Amount” for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

          The “Investor Interest Collections” for any payment date is the Floating Allocation Percentage of Net Interest Collections for the related Due Period.

          The “Investor Principal Distribution Amount” on every payment date from the first payment date through the payment date in March 2011, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in March 2011 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the O/C Reduction Amount, if any, for such payment date.

          “Net Interest Collections” is an amount equal to the Interest Collections minus the master servicing fee.

          “Net Recoveries” with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

          As of any payment date, the “O/C Amount” will be equal to the excess, if any, of (a) the Invested Amount as of the close of business on the last day of the related due period over (b) the outstanding principal amount of the notes (after giving effect to the payment of the Investor Principal Distribution Amount and any other amounts distributed in respect of principal to the noteholders on such payment date, but before taking into account O/C Reduction Amounts).

          The “O/C Reduction Amount” for a payment date is the lesser of the Excess O/C Amount for such payment date and the Investor Principal Distribution Amount for such payment date (before taking into account the O/C Reduction Amount).

          The “payment date” in each month will be the 25th day of the month or, if that day is not a business day, the next business day.

          The “Pool Balance” for any payment date is the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

          For each payment date the “Principal Collections” are amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related Credit Line Agreement together with the principal portion of any Purchase Price, Transferor Deposit Amount or any Substitution Adjustment Amounts paid during the preceding Due Period.

          For any Due Period, a “60+ Day Delinquent Mortgage Loan” is any mortgage loan that is (i) 60 or more days delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or (iv) with respect to which the related mortgaged property is characterized as REO property as of the end of such Due Period.

          For each payment date prior to the payment date occurring in October 2008, the “Specified O/C Amount” will be equal to the Base O/C Amount. On and after the payment date occurring in October 2008 up to but not including the Step-Down Date:

          (1) if an Excess Spread Step-Up Event has not occurred on such payment date, the Specified O/C Amount will be equal to the Base O/C Amount; or

          (2) if an Excess Spread Step-Up Event has occurred on such payment date, the Specified O/C Amount will be equal to the Step-Up Base O/C Amount.

          On and after the Step Down Date:

          (1) if an Excess Spread Step-Up Event has not occurred on such payment date, either (A) if both of the Step-Down Tests are satisfied on such payment date, the Specified O/C Amount will be equal to the Step Down Base O/C Amount; or (B) if either of the Step-Down Tests is not satisfied on such payment date, the Specified O/C Amount will be equal to the Base O/C Amount; or

          (2) if an Excess Spread Step-Up Event has occurred on such payment date, the Specified O/C Amount will be equal to the Step-Up Base O/C Amount;

          provided; however, that with respect to any payment date occurring on or after the Step Down Date, the note insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current ratings of the notes, without regard to the policy, as evidenced in writing by each rating agency.

          The “Step-Down Date” is the later to occur of (a) the payment date occurring in October 2008 and (b) the payment date on which the Pool Balance as of the last day of the related Due Period is equal to or less than 50% of the Cut-Off Date Pool Balance.

          For each payment date, the “Step-Down Base O/C Amount” will equal the lesser of (i) the Base O/C Amount, or (ii) 3.80% of the Pool Balance as of the last day of the related Due Period; provided that in no event will the amount in clause (ii) be less than 0.50% of the Cut-Off Date Pool Balance.

          For any payment date, the “Step-Down Test” is either the Delinquency Step-Down Test or the Cumulative Charge-Off Step-Down Test.

          For any payment date, the “Step-Up Base O/C Amount” will be calculated as follows:

          (A) if clause (a) of the definition Excess Spread Step-Up Event has occurred as of such payment date, the Step-Up Base O/C Amount will be the lesser of (i) 2.50% of the Cut-Off Date Pool Balance or (ii) 5.00% of the Pool Balance as of the last day of the related Due Period, and

          (B) if clause (b) of the definition Excess Spread Step-Up Event has occurred as of such Payment Date, the Step-Up Base O/C Amount will be the lesser of (i) 3.25% of the Cut-Off Date Pool Balance and (ii) 6.50% of the Pool Balance as of the last day of the related Due Period;

          provided that in the case of each of (A) and (B) the amount will not be less than 0.50% of the Cut-Off Date Pool Principal Balance.

          For any payment date, the “Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans” will be a fraction expressed as a percentage the numerator of which is (a) the average of the principal balances of 60+ Day Delinquent Mortgage Loans for the related and the two preceding Due Periods and the denominator of which is (b) the average of the Pool Balance for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

          For any payment date, the “Three Month Rolling Average of Excess Spread” will be a fraction expressed as a percentage the numerator of which is (a) the average of the amount of Excess Spread on the current and each of the two immediately preceding payment dates and the denominator of which is (b) the average of the Invested Amount for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

Interest

          Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the least of (i) a floating rate equal to LIBOR plus [__]%, (ii) the Available Funds Rate, and (iii) the Maximum Rate. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year. The rate at which interest accrues on the notes is referred to as the “note rate”. A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

          The “Available Funds Rate” for any payment date is equal to the product of (i) the average of the mortgage loan rates, minus the master servicing fee rate, the indenture trustee fee rate, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related Principal Balance of each HELOC on the first day of the related Due Period and converted to a rate based on actual days/360, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous payment date and the denominator of which is the principal balance of the notes immediately prior to such payment date.

          The “Maximum Rate” for any payment date is 18.00% per annum.

          The “Principal Balance” of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any additional balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

          With respect to each LIBOR Determination Date, “LIBOR” is the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of one month. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the reference banks, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

          A “determination date” is, with respect to any payment date, the earlier of (a) the third business day after the 15th day of the month in which such payment date occurs and (b) third business day preceding such payment date.

          A “LIBOR Business Day” is any day other than (i) a Saturday or a Sunday and (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

          A “LIBOR Determination Date” is, with respect to any Interest Period, the second LIBOR Business Day preceding the first day of such period.

The Policy

          The Policy will be issued by the note insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the “Insurance Agreement”) to be dated as of the Closing Date, among the seller, the depositor, the master servicer, the indenture trustee and the note insurer.

          The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

          The note insurer, in consideration of the right of the note insurer to receive monthly premiums pursuant to the sale and servicing agreement and the Insurance Agreement and subject to the terms and conditions of the Policy, will unconditionally and irrevocably agree to pay each Insurance Policy Draw Amount to the indenture trustee for the benefit of the holders of the notes, to the extent set forth in the sale and servicing agreement.

          For the purposes of the Policy, the following terms have the following meanings:

          “Insurance Policy Draw Amount” means (a) for any payment date, an amount equal to the sum of:

          (i) the excess of the Aggregate Investor Interest over the Available Investor Interest, plus

          (ii) the Guaranteed Principal Distribution Amount; and

          (b) any Preference Amount to be paid pursuant to the terms of the Policy.

          “Guaranteed Payment” for any payment date means the sum of the amounts set forth in clause (a) above.

          “Aggregate Investor Interest” for any payment date means the amount to be distributed to noteholders as described in clause A(2) under “Description of the Notes—Payments” pursuant to the terms of the notes, the sale and servicing agreement and the indenture.

          “Available Investor Interest” for any payment date means the Investor Interest Collections for such payment date remitted to the indenture trustee at the close of business on or prior to the second business day (or the first business day, if permitted pursuant to the sale and servicing agreement) preceding such payment date.

          “Guaranteed Principal Distribution Amount” means (a) for any payment date, other than the maturity date, the amount, if any, by which the Note Principal Balance (after giving effect to all payments of principal on the notes on such payment date pursuant to the sale and servicing agreement, but without giving effect to payments under the Policy to be made on such payment date) exceeds the Invested Amount for such payment date, and (b) with respect to the maturity date, the outstanding Note Principal Balance (after giving effect to all payments of principal on the notes on such date pursuant to the sale and servicing agreement).

          “Note Principal Balance”, with respect to any date of determination, is (a) the original principal balance of the notes on the Closing Date less (b) the aggregate amounts previously distributed as principal to the Noteholders.

          “Notice” means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the note insurer specifying the information set forth therein.

          “Noteholder” means, as to a particular note, the person, other than the issuer, the seller, the master servicer, the depositor, the indenture trustee, the owner trustee or any subservicer retained by the master servicer, who, on the applicable payment date, is entitled under the terms of such note to a distribution thereon.

          The note insurer will pay a Guaranteed Payment with respect to the notes out of its own funds by 12:00 noon (New York City Time) in immediately available funds to the indenture trustee on the later of (i) the second business day following the business day on which the note insurer shall have received Notice that a Guaranteed Payment is due in respect of the notes and (ii) the payment date on which the Guaranteed Payment is payable to the Noteholders pursuant to the sale and servicing agreement, for disbursement to the Noteholders in the same manner as other payments with respect to the notes are required to be made. Any Notice received by the note insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the note insurer on the next succeeding business day.

          Upon the payment of any Insurance Policy Draw Amount, the note insurer shall be fully subrogated to the rights of the Noteholders to receive the amount so paid. The note insurer’s obligations with respect to the notes under the Policy with respect to each payment date shall be discharged to the extent funds consisting of the related Guaranteed Payment are received by the indenture trustee on behalf of the Noteholders for payment to such Noteholders, as provided in the sale and servicing agreement, the indenture and in the Policy, whether or not such funds are properly applied by the indenture trustee.

          If any portion or all of any amount that is insured under the Policy that was previously paid to a Noteholder is recoverable and sought to be recovered from such Noteholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the note insurer will pay on the guarantee described in the third paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon (New York City time) on the second business day following receipt by the note insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the note insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the note insurer, irrevocably assigning to the note insurer all rights and claims of the indenture trustee and/or such Noteholder relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to the note insurer, appointing the note insurer as the agent of the indenture trustee and/or such Noteholder in respect of such Preference Amount, including without limitation any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the indenture trustee or such Noteholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or Noteholder directly (unless the Noteholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the indenture trustee for payment to the Noteholder upon delivery of proof of such payment reasonably satisfactory to the note insurer). Notwithstanding the foregoing, in no event shall the note insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the note insurer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any notes, prior to the time the note insurer otherwise would have been required to make a payment in respect of such principal, in which case the note insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

          Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the note insurer after 12:00 noon (New York City time) on a given business day or on any day that is not a business day shall be deemed to have been received by the note insurer on the next succeeding business day. If any notice received by the note insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the note insurer, and the note insurer will promptly advise the indenture trustee, and the indenture trustee may submit an amended notice. All payments made by the note insurer under the Policy in respect of Preference Amounts will be made with the note insurer’s own funds.

          The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of the notes prior to their maturity. The Policy shall expire and terminate without any action on the part of the note insurer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the notes shall have been paid in full and (ii) if any proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

          The Policy will not cover LIBOR Carryover Interest Shortfalls, any shortfalls resulting from the application of the Relief Act or similar laws, nor does the Policy guarantee to the holders of the notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the indenture trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the indenture trustee to make any payment required under the indenture to the holder of a note.

          The Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York. The insurance provided by the Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

          In the event that payments under any note are accelerated, nothing contained in the Policy shall obligate the note insurer to make any payment of principal or interest on such note on an accelerated basis, unless such acceleration of payment is at the sole option of the note insurer; it being understood that a payment shortfall in respect of the redemption of any notes by reason of the redemption of the notes pursuant to the sale and servicing agreement or the indenture does not constitute acceleration for the purposes of the Policy.

Rapid Amortization Events

          A “Rapid Amortization Event” is any of the following events:

          (a) Net Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

          (b) the occurrence of certain events of insolvency with respect to the issuing entity, the depositor or the master servicer;

          (c) the aggregate draws under the Policy exceed 1.00% of the Cut-Off Date Pool Balance;

          (d) the occurrence of an Event of Servicer Termination;

          (e) the trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

          (f) failure on the part of the trust, the depositor, the seller, or the master servicer to perform any of its material obligations under the sale and servicing agreement, the trust agreement or the indenture.

          If any event described in clause (a), (d) or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the note insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the holder of the transferor interest, the depositor and the master servicer (and to the indenture trustee, if given by the note insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the note insurer or the noteholders immediately on the occurrence of such event.

          Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the master servicer or depositor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

Termination of Trust

          The trust will terminate on the payment date following the later of (a) payment in full of all amounts owing to the note insurer, unless the note insurer shall otherwise consent, and (b) the earliest of (i) the payment date occurring in October 2034, (ii) the final payment or other liquidation of the last HELOC in the trust and (iii) the master servicer’s exercise of its right to purchase the HELOCs as described below under “Optional Termination”.

Optional Termination

          The HELOCs will be subject to optional purchase by the master servicer on any payment date on or after the date on which the outstanding principal balance of the notes (after principal payments on such payment date ) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Closing Date. The optional repurchase price will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the unpaid principal balance of the HELOCs plus accrued and unpaid interest on such balance. The master servicer will only exercise this option if the optional purchase price is at least enough to pay the outstanding principal balance of the notes, accrued and unpaid interest on such balance, any LIBOR Carryover Interest Shortfalls that remain unpaid and all amounts owing to the note insurer.

          Under the sale and servicing agreement, the indenture trustee is required to give notice of any optional purchase of the HELOCs, specifying the payment date on which noteholders may surrender their notes to the indenture trustee for payment and cancellation, promptly to the noteholders by letter mailed not earlier than the 15th day and no later than the 25th day of the month next preceding the month of the final payment. Notes may be surrendered at the Corporate Trust Office of the indenture trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration – First Horizon ABS Trust 2006-HE1 or at any other address the indenture trustee designates.

Reports to Securityholders

          Pursuant to the sale and servicing agreement, the indenture trustee will prepare and will make available to the note insurer and each noteholder on each payment date, a statement setting forth for the notes, among other things:

          (i) The Note Principal Balance after all distributions on the previous payment date and on the related payment date, the Pool Balance at the beginning of the related Due Period, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

          (ii) The aggregate amount of Interest Collections and Principal Collections;

          (iii) The amount of Investor Interest Collections and the Investor Principal Distribution Amount;

          (iv) The note rate on the notes for such payment date;

          (v) The number of days in the related Interest Period;

          (vi) The aggregate amount of additional balances that were conveyed to the trust during the related Due Period;

          (vii) The aggregate Principal Balance and aggregate credit limit of HELOCs modified pursuant to the sale and servicing agreement, and the weighted average of the mortgage loan rates and the weighted average of the margins, in each case after giving effect to the modifications;

          (viii) The aggregate amount required to be paid by the seller in respect of repurchases and substitutions of HELOCs;

          (ix) The amount to be paid on the notes as interest for the related payment date and the amount to be paid on the notes as principal for the related payment date;

          (x) The amount, if any, of the outstanding LIBOR Carryover Interest Shortfall after giving effect to the payments on the related payment date;

          (xi) The amount of the draws under the Policy, if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

          (xii) The amount of any LIBOR Carryover Interest Shortfall paid on such payment date and remaining LIBOR Carryover Interest Shortfalls;

          (xiii) The amount to be paid to the owner of the transferor interest in respect of the related payment date;

          (xiv) The weighted average of the mortgage loan rates and the weighted average of the maximum mortgage loan rates for all of the HELOCs, weighted on the basis of the Principal Balances of all of the HELOCs at the end of the related Due Period;

          (xv) The weighted average of the margins for each HELOC, weighted on the basis of the Principal Balance of the HELOC at the end of the related Due Period;

          (xvi) The amount to be paid to the note insurer pursuant to the Insurance Agreement;

          (xvii) The amount of the premium to be paid to the note insurer pursuant to the Insurance Agreement;

          (xviii) The Invested Amount (after all distributions on that payment date), the amount of overcollateralization (after all distributions on that payment date), the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the payment date;

          (xix) The amount of Interest Collections to be paid as principal to the noteholders on such payment date;

          (xx) The number of HELOCs outstanding at the beginning and at the end of the related Due Period;

          (xxi) The Pool Balance as of the end of the related Due Period;

          (xxii) The number and aggregate principal balances of HELOCs: (A) that are 30-59 days, 60-89 days and 90 or more days past due, (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period, (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

          (xxiii) The Net Recoveries received during the related Due Period;

          (xxiv) The cumulative Investor Charge-Off Amount and the Investor Charge-Off Amount incurred during the related Due Period;

          (xxv) The number and aggregate principal balance of HELOCs that have exercised their fixed rate conversion option; and

          (xxvi) Whether a Rapid Amortization Event has occurred and, if so, specifying the Rapid Amortization Events.

          In the case of the aggregate amount of Principal Collections received during the related Due Period, the amount paid on the notes as interest for the related payment date, the amount paid on the notes as principal for the related payment date and the Note Principal Balance after all distributions on the payment date, such amounts shall also be expressed as a dollar amount per security with a 1,000 denomination.

          The indenture trustee may make available each month, to any interested party, the monthly statement to noteholders via the indenture trustee’s website. The indenture trustee’s website will initially be located at www.bnyinvestorreporting.com and assistance in using the website can be obtained by calling the indenture trustee’s customer service department at (800) 254-2826. The indenture trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the indenture trustee will provide notification to the noteholders regarding any such changes.

THE SALE AND SERVICING AGREEMENT

          The following summary describes terms of the sale and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the sale and servicing agreement. See the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms and conditions of the sale and servicing agreement and the notes. See “The Agreements” in the prospectus.

Assignment of HELOCs

          On or before the closing date, the seller will sell to the depositor and the depositor will transfer to the trust all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other mortgage loan documents, including all collections received on or with respect to each HELOC after the Cut-Off Date. The trust, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the trust will be identified on a mortgage loan schedule delivered to the indenture trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date for each HELOC, as well as information with respect to the mortgage loan rate.

          The mortgage loan documents for each HELOC, including, without limitation, the note for each HELOC, will be retained by the seller as custodian and bailee for the benefit of the noteholders and the note insurer. The seller will retain the mortgage loan documents either itself or through an affiliate. However, the related assignment of mortgage or deed of trust in recordable form for each HELOC will not be prepared unless the seller’s long-term senior unsecured debt rating is not at least “BBB” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Baa2” by Moody’s Investors Services (“Moody’s” and together with S&P, the “rating agencies”) (the “Assignment Preparation Trigger”). At such time as assignments of mortgage or deed of trust are required to be prepared, the Seller will also segregate the mortgage notes from other documents relating to the Mortgage Loans. If the rating of the Seller’s long-term senior unsecured debt falls below the Assignment Preparation Trigger, the Seller will deliver the mortgage notes to the indenture trustee within 90 days of such event. The balance of the mortgage loan documents (other than the assignments of mortgage or deed of trust if they have not been required to be prepared) will be required to be delivered to the indenture trustee within 90 days following an event of servicer termination (“Event of Servicer Termination”). Events that could give rise to the master servicer’s termination are described below under “Sale and Servicing agreement—Events of Servicing Termination” in this free writing prospectus. Within 90 days of either (a) the rating of the long-term senior unsecured debt being reduced below the Assignment Preparation Trigger or (b) an Event of Servicer Termination, the Seller will submit the assignments of mortgage or deed of trust for recording in the appropriate recording offices in the relevant jurisdictions. Such recordation will not be required if opinions of counsel satisfactory to the indenture trustee and the note insurer are delivered to the indenture trustee and the note insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to perfect the security interests of the trust, the noteholders or the note insurer in the HELOCs.

          If, as described above, the seller is required to deliver the mortgage notes following an Assignment Event, and the balance of the mortgage loan documents following an Event of Servicing Termination, the custodian on behalf of the indenture trustee will review the mortgage notes or the mortgage loan documents required to be reviewed pursuant to the sale and servicing agreement, as applicable, in each case within 60 days of the related delivery. If the custodian on behalf of the indenture trustee finds that any document required to be reviewed by it to be defective or missing and the defect or omission is not cured by the seller within 90 days following notification of the defect by the custodian to the indenture trustee and the seller, the seller will be obligated to repurchase the HELOC as described in the following paragraph.

          In the sale and servicing agreement, the seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the trust with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things:

•	at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions;

•

each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including but not limited to applicable local, state and federal predatory and abusive lending laws;

•	none of the HELOCs are high-cost loans as defined by applicable local, state and federal predatory and abusive lending laws;

•

at the time of transfer to the trust, each mortgaged property is improved by a residential dwelling, which does not include cooperatives or mobile homes and does not constitute other than real property under state law;

•

at the time of transfer to the trust, the mortgage with respect to each HELOC is a valid and subsisting first, second or third lien of record on the mortgaged property subject, in the case of any second or third lien HELOC, only to a senior lien or senior liens on such mortgaged property and subject in all cases to the exceptions to title set forth in the title insurance policy, if any, with respect to the related HELOC, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage;

•	none of the HELOCs was 30 or more days delinquent as of the cut-off date and to the best of the seller’s knowledge, none of the mortgage loans is subject to a bankruptcy proceeding;

•

at the time of transfer to the trust, no HELOC is subject to any right of rescission, set off, material counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any related mortgage note or mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

•

at the time of transfer to the trust, to the best of the seller’s knowledge, there is no mechanics’ lien or claim for work, labor or material affecting any mortgaged property which is or may be a lien prior to, or equal or coordinate with, the lien of the related mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by a title insurance policy;

•

each HELOC at all times has been serviced in compliance with, in each case, in all material respects, applicable state, local and federal laws and regulations, including, without limitation, applicable predatory and abusive lending laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, material disclosures and predatory lending laws applicable to the HELOC;

•

with respect to each HELOC with a credit limit of more than 1,000,000, either (a) a lender’s title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related mortgaged property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such HELOC insuring the seller and its successor’s and assignees’ interest under the related HELOC as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to specified exceptions, was valid and in full force and effect on the date of the origination of such HELOC or (b) an attorney’s opinion of title was prepared in connection with the origination of such HELOC;

•

at the time of transfer to the trust, the terms of the HELOC have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded and which has been or will be held by the seller or delivered to the indenture trustee (or the custodian on its behalf) in accordance with the provisions of the sale and servicing agreement;

•

at the time of transfer to the trust, no instrument of release or waiver has been executed in connection with any HELOC, and no mortgage has been released in whole or in part, in either case, that would have a material adverse affect on the related HELOC;

•

at the time of transfer to the trust, to the best of the seller’s knowledge (i) there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property, nor is such a proceeding currently occurring, and (ii) each mortgaged property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the mortgaged property as security for the related HELOC or the use for which the premises were intended;

•

at the time of transfer to the trust, to the best of the seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the mortgaged property;

•

at the time of transfer to the trust, to the best of the Seller’s knowledge, no improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the mortgaged property is lawfully occupied under applicable law;

•	all costs, fees and expenses incurred in making or closing or recording the HELOCs were paid, and no mortgagor is entitled to any refund of any such amount paid or due under the related HELOC;

•	at the time of transfer to the trust, no HELOC is or was secured by any collateral, pledged account or other security except the lien of the corresponding mortgage;

•	at the time of transfer to the trust, there is no obligation on the part of the seller or any other party to make payments in addition to those made by the mortgagor;

•	at the time of transfer to the trust, no HELOC has a shared appreciation feature, or other contingent interest feature;

•

at the time of transfer to the trust, to the best of the seller’s knowledge, there is no delinquent tax or assessment lien on any mortgaged property, and each mortgaged property is free of substantial damage and is in good repair;

•

at the time of transfer to the trust, to the best of the Seller’s knowledge, there does not exist on any mortgaged property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, except as ordinarily used or generated in residences and in compliance with applicable law;

•	At the time of transfer to the trust, no HELOC had a Combined Loan to Value Ratio at the time of origination of more than 100.00%; and

•	At the time of transfer to the trust, the seller has not received a notice of default of a senior lien with respect to a HELOC which has not been cured.

          With respect to the representations and warranties described above that (i) are made to the best of the seller’s knowledge or as to which the seller has no knowledge, or (ii) refer to a material counterclaim or defense or a material disclosure, if it is discovered by the depositor, the seller, the owner trustee, the master servicer, the note insurer or the indenture trustee that the substance of such representation and warranty is inaccurate without, in the case of (ii) above, determining whether the defense, counterclaim or disclosure was “material,” and such inaccuracy materially and adversely affects the value of the related mortgage loan then, notwithstanding (i) the seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, or (ii) whether such defense, counterclaim or disclosure is or is not material, such inaccuracy will be deemed a breach of the applicable representation or warranty.

          Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to either (i) deposit the Purchase Price (as defined below) into the collection account or, (ii) direct that the defective HELOC be retransferred to it and that the transferor interest be reduced by the principal balance and accrued interest on the defective HELOC and the seller will be required to deposit the balance of the Purchase Price in the collection account. The amount of such deposit is referred to as the “Transferor Deposit Amount” Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

          With respect to any HELOC, the “Purchase Price” is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase together with any expenses incurred as a result of the defect and costs and damages incurred by the trust due to such HELOCs violation of applicable local, state or federal predatory or abusive lending laws.

          An “Eligible Substitute HELOC” is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a “Substitution Adjustment Amount”).

          In certain circumstances, the interest of the depositor, the trust, and the indenture trustee in the HELOCs could be impaired, and payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. For instance,

•	a prior or subsequent transferee of HELOCs could have an interest in the HELOCs superior to the interest of the depositor, the trust, and the indenture trustee;

•

until the indenture trustee has possession of the mortgage notes, the indenture trustee’s interest in the HELOCs may not have priority over any person or entity that acquires possession of the mortgage notes;

•

a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the depositor, the trust, and the indenture trustee in the HELOCs;

•

the administrative expenses of a conservator or receiver for the seller could be paid from collections on the HELOCs before the depositor, the trust, or the indenture trustee receives any payments; and

•

if insolvency proceedings were commenced by or against the master servicer, or if certain time periods were to pass, the depositor, the trust, and the indenture trustee may lose any perfected interest in collections held by the master servicer and commingled with its other funds.

Conservatorship or Receivership

          The seller is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is required to appoint the Federal Deposit Insurance Corporation (the “FDIC”) as conservator or receiver for the seller if certain events occur relating to the seller’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the seller.

          The seller will treat the transfer of HELOCs to the depositor as a sale for all purposes, other than for accounting purposes. An argument may be made that the transfer constitutes the grant of a security interest, rather than a sale, under general applicable law. The FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the “FDIA”), to reclaim, recover, or re-characterize a financial institution’s transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller’s transfer of the HELOCs under the purchase agreement is intended to satisfy all of these conditions, other than the condition specified in item (iii).

          Since one or more conditions required under the FDIC’s regulations will not be met by the seller, the FDIC could reclaim, recover, or re-characterize the seller’s transfer of the HELOCs. In such event, the FDIA would limit the depositor’s, the trust’s, or the indenture trustee’s damages to its “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to reclaim, recover, or re-characterize the seller’s transfer of the HELOCs for a reasonable period following its appointment as conservator or receiver for the seller. Therefore, if the FDIC were to reclaim, recover, or re-characterize the seller’s transfer of the HELOCs, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced.

          Even if all of the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or re-characterize the seller’s transfer of the HELOCs, you could suffer a loss on your investment if the note insurer fails to perform under the Policy and (i) the purchase agreement, the sale and servicing agreement, the administration agreement, or the seller’s transfer of the HELOCs, were found to violate applicable regulatory requirements, (ii) the depositor, the trust, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the HELOCs, (iii) the FDIC were to request a stay of any action by the depositor, the trust, or the indenture trustee to enforce the purchase agreement, the sale and servicing agreement, the administration agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of the purchase agreement, the sale and servicing agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the HELOCs or to provide administrative services to the depositor or the trust.

          The depositor is a wholly-owned subsidiary of First Horizon Home Loans Corporation, which is a wholly-owned subsidiary of the seller. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these provisions or regulations, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. In addition, if the seller entered conservatorship or receivership, the FDIC could exercise control over the HELOCs or the other assets of the depositor or the trust on an interim or permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

•	the assets of the depositor (including the HELOCs) constitute assets of the seller available for liquidation and distribution by a conservator or receiver for the seller;

•	the depositor and its assets (including the HELOCs) should be substantively consolidated with the seller and its assets;

•	the FDIC’s control over the HELOCs is necessary for the seller to reorganize or to protect the public interest; or

•	the FDIC has the power to disaffirm actions of a subsidiary of an insured depository institution.

          If these or similar arguments were made, whether successfully or not, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the seller has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

          In addition, regardless of the terms of the purchase agreement, the sale and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor’s, the trust’s or the indenture trustee’s actions, the FDIC as conservator or receiver for the seller may have the power (i) to prevent or require the commencement of a Rapid Amortization Event, (ii) to prevent, limit, or require the early liquidation of HELOCs and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of HELOCs. Furthermore, regardless of the terms of the sale and servicing agreement or the administration agreement, the FDIC (i) could prevent the appointment of a successor master servicer or another administrator for the depositor or the trust or (ii) could authorize the seller to stop servicing the HELOCs or administering the depositor or the trust. If any of these events were to occur, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced.

Optional Transfer of HELOCs

          Upon notice to the note insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the owner of the transferor interest may, but shall not be obligated to, remove from the trust a portion of the HELOCs without notice to the noteholders; provided that the aggregate principal balance of the mortgage loans so removed will not exceed the transferor interest. The owner of the transferor interest will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including:

•

the owner of the transferor interest representing and warranting that no selection procedures which are adverse to the interests of the noteholders or the note insurer were used in selecting the HELOCs to be removed;

•	no Rapid Amortization Event has occurred or will occur as a result of the removal; and

•	notice of removal of the HELOC is given to the note insurer and the rating agencies.

          Upon any such removal, the transferor interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

Optional Purchase of HELOCs

          Pursuant to the sale and servicing agreement, on any one payment date, the master servicer may make a one-time only election to purchase up to 1% of the mortgage loans, by aggregate principal balance as of such date.

The mortgage loans so purchased will be selected by the master servicer in its sole discretion and will be purchased at a price not less than the stated principal balance of the purchased mortgage loans.

Master Servicer and Indenture Trustee Responsibilities

          The master servicer and the indenture trustee will have the following duties and responsibilities under the sale and servicing agreement:

Party		Responsibilities

Master Servicer	Performing the master servicing functions in accordance with the sale and servicing agreement, including but not limited to:

	•	establishing and maintaining the collection account in accordance with the sale and servicing agreement;

•

collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the collection account and delivering all amounts on deposit in the collection account to the indenture trustee for deposit into the distribution account by no later than the business day immediately preceding the related payment date

	•	providing monthly loan-level reports to the indenture trustee;

	•	maintaining certain insurance policies relating to the mortgage loans;

	•	arranging for the subservicing of any mortgage loan and monitoring such subservicer’s performance, and enforcing each subservicer’s obligations under the pooling and servicing agreement; and

	•	enforcing foreclosure proceedings with respect to the mortgaged properties.

Indenture Trustee	Performing the indenture trustee functions in accordance with the provisions of the sale and servicing agreement, including but not limited to:

	•	establishing and maintaining the distribution account in accordance with the sale and servicing agreement;

	•	filing on behalf of the depositor all periodic reports required under the Securities Exchange Act of 1934 relating to the notes;

	•	preparing and filing notices of claims under the Policy;

	•	preparing and making available to noteholders the monthly statement described under “Description of the Notes – Reports to Securityholders” based upon information received from the master servicer;

•

preparing and distributing annual investor reports summarizing the aggregate payments to noteholders necessary to enable noteholders to prepare their tax returns to the extent such information is not otherwise provided to the noteholders;

•	exercising and enforcing its remedies upon a Servicer Termination Event under the sale and servicing agreement; and

•

in the event that the master servicer shall for any reason no longer be the master servicer, assuming all the rights and obligations of the master servicer under the pooling and servicing agreement unless and until another successor master servicer is appointed.

Transaction Accounts

          The master servicer shall establish and maintain on behalf of the trust a collection account for the benefit of the noteholders and the note insurer. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the master servicer of amounts in respect of the HELOCs, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the master servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the payment date if approved by the rating agencies.

          Notwithstanding the timing of deposits to the collection account described above, the master servicer will maintain possession of the collections on the HELOCs as part of its general funds until the business day prior to the related payment date. The master servicer will be permitted to do this so long (i) as the rating of its short-term debt obligations are at least “A-1” by S&P and “P-l” by Moody’s and (ii) no Event of Servicing Termination has occurred which has not been cured. During this period the master servicer will record on a loan payment record all amounts received in respect of the mortgage loans during each due period. During any period that the master servicer is permitted to maintain possession of the collections as described in this paragraph, the master servicer will, not later than the third business day prior to each payment date, notify the owner trustee and the indenture trustee of the amount of collections to be included in Interest Collections and Principal Collections for the related payment date.

          The indenture trustee will establish one or more distribution accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to noteholders on a payment date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the related payment date.

          An “Eligible Account” is an account that is maintained at an institution that is:

          (1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of “P-1” by Moody’s, (b) has a short-term unsecured debt rating of “A-l” by S&P and (c) has its accounts fully insured by the Federal Deposit Insurance Corporation or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency. If so qualified, the indenture trustee or the master servicer may be considered such an institution for the purpose of this definition.

          “Eligible Investments” are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

Fees and Expenses

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee/ Master Servicer

The product of (i) the Servicing
Fee Rate divided by 12 and (ii)
the Pool Balance as of the first
day of the Due Period preceding
the payment date (or as of the
close of business on the cut-off
date for the first payment date).
(3)

		Compensation	Interest collected with respect to each mortgage loan, any related liquidation proceeds allocable to accrued and unpaid interest.	Monthly

Additional Servicing Compensation / Master Servicer	All late payment fees and other similar charges.	Compensation	Payments made by obligors with respect to the mortgage loans.	From time to time

	All investment income earned on amounts on deposit in the collection account, payment account and Additional Loan Account.	Compensation	Investment income related to the collection account.	Monthly

Indenture Trustee Fee / Indenture Trustee

The product of (i) the Trustee Fee
Rate divided by 12 and (ii) the
Pool Balance as of the first day of
the Due Period preceding the
payment date (or as of the close
of business on the cut-off date for
the first payment date). (4)

		Compensation	From the distribution account prior to allocation of payments to the notes.	Monthly

Additional Indenture Trustee Compensation/Indenture Trustee	All investment income earned on amounts on deposit in the distribution account, if any.	Compensation	Investment income, if any, related to the distribution account	Monthly

Owner Trustee Fee/Owner Trustee	A fixed annual fee.	Compensation	Paid by the master servicer out of its master servicing fee	Annually

Policy Premium/ Note Insurer	The product of (i) the Premium Rate divided by 12 and (ii) the aggregate outstanding principal amount of the notes. (5)	Compensation	From the distribution account prior to allocation of payments to the notes.	Monthly

Liquidation Expenses/ Master Servicer	Out-of-pocket expenses incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy.	Reimbursement of Expenses	Interest collections.

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

Expenses

Reimbursement/Master Servicer	The amount of any Optional Servicing Advances.	Reimbursement of Expenses	First, from liquidation proceeds and second, from the distribution account after allocation of interest payments to the notes.	Time to time

Reimbursement/ Master Servicer	Reasonable legal expenses and costs of the master servicer in connection with any action with respect to the sale and servicing agreement or the notes.	Reimbursement of Expenses	From the distribution account after allocation of interest payments to the notes.	From time to time

Indemnification expenses / Master Servicer	Any loss, liability, or expense incurred in connection with any legal action relating to the sale and servicing agreement or the notes.	Indemnification	From the distribution account after allocation of interest payments to the notes.	From time to time

Reimbursement/ Indenture Trustee	Reasonable legal expenses and costs of the indenture trustee in connection with any action with respect to the sale and servicing agreement, the indenture or the notes.	Reimbursement of Expenses	From the distribution account after allocation of interest payments to the notes.	From time to time

Indemnification expenses / Indenture Trustee	Any loss, liability, or expense incurred in connection with any legal action relating to the sale and servicing agreement, the indenture or the notes.	Indemnification	From the distribution account after allocation of interest payments to the notes.	From time to time

Indemnification expenses / Owner Trustee	Any loss, liability, or expense incurred in connection with any legal action relating to the trust.	Indemnification	From the distribution account after allocation of interest payments to the notes.	From time to time

(1)

If the indenture trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus and to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping in connection with the transfer of the master servicing.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to payments on the notes.

(3)	The “ Master Servicing Fee Rate” for each mortgage loan will equal 0.50% per annum.

(4)	The “ Indenture Trustee Fee Rate” for each mortgage loan will equal 0.006% per annum.

(5)	The “Premium Rate” is equal to 0.14%.

          The custodian will not receive any compensation from the trust with respect to its duties on behalf of the trust. None of the fees set forth in the table above may be increased without an amendment of the sale and servicing agreement as described under “– Amendment” below.

          On each payment date, the note insurer will also be entitled to receive reimbursement for prior draws made under the policy prior to the payment of certain amounts on the notes. See “Description of the Notes – Payments” in this free writing prospectus.

Modifications to HELOCs

          Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the master servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the margin of a HELOC.

Consent to Senior Liens

          The master servicer, acting as agent for the trust, may permit the placement of a subsequent senior mortgage on any mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number of affected HELOCs, increases in margins and combined loan-to-value ratios are complied with.

          The sale and servicing agreement limits the aggregate principal balance of mortgage loans with respect to which the master servicer is permitted to consent to the placing of a senior lien.

Hazard Insurance

          The sale and servicing agreement provides that the master servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

          The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer’s good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. The master servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer, net of any reimbursements to the master servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

          The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

          The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the master servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

Events of Servicing Termination

          “Events of Servicing Termination” under the sale and servicing agreement will consist of, among other events, the following:

•

any failure by the master servicer to deposit in the collection account or distribution account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or the holders of 25% of the note principal balance;

•

the failure by the master servicer to make any required servicing advance, which failure continues unremedied for a period of 10 days or any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement that materially and adversely affects the interest of the noteholders or the note insurer and continued unremedied for 30 days after the giving of written notice of such failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or the holders of 25% of the principal balance;

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

•	the master servicer is not rated at least investment grade by either S&P or Moody’s; or

•	the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

          Under the above circumstances, the indenture trustee with the consent of the note insurer or the note insurer or the noteholders representing not less than 51% of the note principal balance (with the consent of the note insurer, so long as no insurer default exists), may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

Rights Upon an Event of Servicing Termination

          Upon the termination of the master servicer all of the rights and obligations of the master servicer under the sale and servicing agreement and in and to the HELOCs will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement (including, without limitation, acting as custodian for the mortgage loan files) and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as master servicer, it may with the consent of the note insurer, and will, at the direction of the note insurer appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least 50,000,000 and acceptable to the note insurer to act as successor to the master servicer under the sale and servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the Policy. Pending such appointment the indenture trustee will be obligated to act in such capacity and to appoint a successor master servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement (or such other compensation as the trust and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under “Events of Servicing Termination.”

Amendment

          The sale and servicing agreement may be amended from time to time by the depositor, the seller, the master servicer, the issuing entity and the indenture trustee by written agreement, without the consent of the noteholders, but only with the consent of the note insurer for the following purposes, among others:

•	to cure any ambiguity,

•	to correct any defective provisions or to correct or supplement any provisions therein that may be inconsistent with any other provisions therein,

•	to add to the duties of the master servicer,

•

to add any other provisions with respect to matters or questions arising under the sale and servicing agreement or the policy, as the case may be, which shall not be inconsistent with the provisions of the sale and servicing agreement,

•	to add or amend any provisions of the sale and servicing agreement as required by any rating agency in order to maintain or improve any rating of the notes,

•	to amend the definition of Specified O/C Amount, or

•	to ensure that the issuing entity will not be deemed a “qualifying special purpose entity” under applicable accounting regulations.

          In addition, the sale and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, the issuing entity and the indenture trustee, with the consent of the holders of notes representing not less than 51% of the aggregate outstanding principal amount of the notes, and with the consent of the note insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders or the transferor in respect of the transferor interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the notes or distributions or payments under the policy which are required to be made on the notes without the consent of the holders of all of the notes or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all of the notes.

Matters Regarding the Master Servicer

          Neither the master servicer nor any director, officer or employee of the master servicer will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the master servicer nor any director, officer or employee of the depositor, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

THE INDENTURE

          The following summary describes terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the provisions of the indenture. See the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms and conditions of the indenture and the notes. See “The Agreements” in the prospectus.

Indenture Trustee Responsibilities

          The indenture trustee will have the following duties and responsibilities, among others, under the indenture:

•

receiving monthly remittances from the master servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the noteholders in the order of priority specified under “Description of the Notes – Payments”;

•	maintaining a note register for the trust in which the indenture trustee provides for the registration of the notes and of transfers and exchanges of the notes;

•

examining all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the indenture trustee that are specifically required to be furnished pursuant to any provision of the indenture to determine whether they are in the form required by the indenture; and

•	exercising and enforcing its rights and remedies upon an Event of Default under the indenture.

Events of Default; Rights Upon Event of Default

          With respect to the notes, events of default under the indenture will consist of (each, an “event of default”):

•	a default for five days or more in the payment of any interest on any note;

•	a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;

•

a default in the observance or performance of any covenant or agreement of the trust made in the indenture or the sale and servicing agreement and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding;

•

any representation or warranty made by the trust in the indenture, the sale and servicing agreement or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding;

•	events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

          The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the sale and servicing agreement described above under “Description of the Notes—Payments.” Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the note insurer, the indenture trustee with the written consent of the note insurer or holders of a majority in principal amount of notes then outstanding with the written consent of the note insurer may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

          No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes.

          In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the transferor interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Covenants

          The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

•	no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•	the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

•

the note insurer shall have consented to such action and the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

The trust will not, among other things:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•

permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust;

•	engage in any activity other than as specified under “The Trust” in this free writing prospectus; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Annual Opinion Regarding Perfection of Trust Estate

          Under the indenture, within 90 days after each of the trust’s fiscal years, commencing in 2007, the trust is required to furnish to the indenture trustee and the note insurer an opinion of counsel either stating that

•

in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain perfection of the lien and security interest created by the indenture and reciting the details of such action, or

•	stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.

          The opinion of counsel must also describe the recording, filing, re-recording and refiling of the indenture, any indentures supplemental thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain perfection of the lien and security interest of the indenture.

Annual Compliance Statement

          The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of the trust’s obligations under the indenture.

Indenture Trustee’s Annual Report

          The indenture trustee will be required to mail each year to all noteholders and the note insurer a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

          The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

          With the consent of the note insurer, the rating agencies and the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

•

change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the seller or an affiliate of any of them;

•

decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

          The trust and the indenture trustee may also enter into supplemental indentures with the consent of the note insurer, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes. In addition, no such supplemental indenture will conflict with the provisions listed above requiring the consent of each noteholder or, without the consent of a majority of noteholders, permit the trust to:

•	modify the definition of “Eligible Investments” (except as provided in the indenture to expand the types of Eligible Investments specified in that definition);

•	enter into a derivative contract for the benefit of the noteholders; or

•	increase the transferor’s discretion in the selection of accounts to be transferred to the transferor, or the frequency of such transfer, under the sale and servicing agreement.

          However, the preceding sentence will not prevent the adoption without noteholder consent of any supplemental indenture that otherwise would require the consent of a majority of noteholders if such supplemental indenture does not materially and adversely affect the interest of any noteholder and if the adoption of that supplemental indenture is necessary to correct manifest errors in the transaction documents, conform the transaction documents to any inconsistencies with the free writing prospectus, comply with rating agency requirements or conform to then-current financial accounting standards, as described in the indenture. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes.

Voting Rights

          At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances. Pursuant to the indenture, unless an insurer default exists, the note insurer will be deemed to be the holder of 100% of the outstanding notes for all purposes, other than with respect to payment on the notes, and will be entitled to exercise all of the rights of the holders thereunder.

Matters Regarding the Indenture Trustee

          Subject to the other provisions of the indenture, the indenture trustee will have no duty:

•

to see to any recording, filing, or depositing of the indenture or any agreement referred to therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or re-depositing of any thereof,

•	to see to the maintenance of any insurance,

•

to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust estate other than from funds available in the Distribution Account, or

•

to confirm or verify the contents of any reports or certificates of the issuer, the note insurer or the master servicer delivered to the indenture trustee pursuant to the indenture believed by the indenture trustee to be genuine and to have been signed or presented by the proper party or parties.

          Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

THE TRUST AGREEMENT

          The following summary describes terms of the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the provisions of the trust agreement. See the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms and conditions of the trust agreement and the notes. See “The Agreements” in the prospectus.

Responsibilities of the Owner Trustee

          The owner trustee will have the following duties and responsibilities, among others, under the trust agreement:

•

discharging (or causing the trust administrator to discharge) all of its responsibilities pursuant to the terms of the trust agreement and the other documents or agreements to which the trust or the owner trustee is a party and administering (or causing the trust administrator to administer) the trust in the interest of the holder of the transferor interest in, subject to each such respective document or agreement and in accordance with the provisions of the trust agreement; and

•	taking direction from the holder of the transferor interest regarding the management of the trust.

Amendment

          The trust agreement may be amended by the seller, the depositor and the owner trustee with the consent of the note insurer, but without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the note insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the note insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Policy. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and the owner of transferor interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the note insurer consents to such action or such action will not adversely affect in any material respect the interests of any noteholders or the note insurer, as evidenced by an opinion of counsel or an affirmation of the ratings of the notes, without giving effect to the Policy.

Matters Regarding the Owner Trustee, the Depositor and the Seller

          Neither the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

ADMINISTRATION AGREEMENT

          The Bank of New York, in its capacity as trust administrator, will enter into the administration agreement with the trust and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

USE OF PROCEEDS

          The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

LEGAL PROCEEDINGS

          There are no legal proceedings currently pending against the sponsor, the depositor, the indenture trustee, the owner trustee, the trust administrator or the master servicer, or to which any of their respective properties are subject, that is material to the noteholders, nor is the depositor aware of any proceedings of this type contemplated by government authorities.

FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of Andrews Kurth LLP, special tax counsel to the trust, assuming compliance with the trust agreement, the indenture, and the sale and servicing agreement by the parties to those agreements, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool and the notes will be treated as debt instruments. Each beneficial owner of an interest in notes will agree to treat the notes as debt instruments for federal income tax purposes. Alternative characterizations of the trust and the notes are, however, possible, and we encourage prospective investors to consult their tax advisors concerning the tax consequences to them of an investment in notes.

          For a discussion of the tax treatment of interest, original issue discount, market discount, and bond premium on the notes, see “Material Federal Income Tax Consequences – Taxation of Debt Securities” in the prospectus.

          If the note rate for any payment date is limited to the Available Funds Rate, a beneficial owner of notes will become entitled to receive LIBOR Carryover Interest Shortfalls on subsequent payment dates to the extent funds are available on such subsequent payment dates for payment of such amounts. In effect, interest that accrues on the notes in excess of the Available Funds Rate will be deferred, and, as a result, some or all of the interest accrued on the notes may not be treated as “qualified stated interest” as that term is defined in the prospectus under “Material Federal Income Tax Consequences – Taxation of Debt Securities – Interest and Acquisition Discount.” If stated interest payments do not represent qualified stated interest, they will be taxed as original issue discount. Nevertheless, for federal income tax reporting purposes, stated interest on the notes will be treated as qualified stated interest.

          It is expected that, assuming stated interest on the notes is qualified stated interest, based on anticipated offering prices for the notes, the notes will not be issued with original issue discount.

          Solely for purposes of accruing original issue discount and market discount, if any, and for purposes of amortizing any bond premium, the sale and servicing agreement will set forth a prepayment assumption and an assumed rate at which additional balances will be drawn.

          For additional information regarding federal income tax consequences, see “Material Federal Income Tax Consequences” in the prospectus.

STATE TAX CONSEQUENCES

          In addition to the federal income tax consequences described above in “Federal Income Tax Consequences,” potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) prohibit a pension, profit sharing or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code (each a “Plan”) from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or Section 4975 of the

Code, are subject to federal, state or local laws which may be substantially similar (“Similar Law”) (those plans, together with Plans, referred to as “Benefit Plans”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

          ERISA also imposes duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

          Subject to the considerations discussed in “ERISA Considerations” in the prospectus, the notes may be purchased by a Benefit Plan. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code – or violate any Similar Law. Each purchaser of a note will be deemed to represent that either (i) it is not acquiring the notes with the assets of a Benefit Plan or (ii) its purchase and holding of the note will not cause a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption and does not cause a non-exempt violation of any Similar Law. A PTCE under ERISA may not apply to all prohibited transactions that could arise in connection with a Plan’s investment in the notes and Plans should be aware that ownership of the trust may change as a result of a transfer of the transferor interest.

          In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction under ERISA before investing in a note.

          Any person that proposes to acquire a note on behalf of or with plan assets of any Benefit Plan should consult with counsel concerning the application of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code and the provisions of Similar Laws on the proposed investment.

LEGAL INVESTMENT CONSIDERATIONS

          The notes will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

LEGAL MATTERS

          Certain legal matters with respect to the securities will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas and for the underwriter by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to the sponsor, the seller, the master servicer and the custodian will be passed upon by in-house counsel for such parties.

RATING

          It is a condition to issuance that the notes be rated not lower than “AAA” by S&P and “Aaa” by Moody’s. A securities rating addresses the likelihood of the receipt by noteholders of payments on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings do not address any payments of interest that could accrue if the notes are subject to the available funds rate cap or the maximum rate cap. The ratings assigned to the notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Carryover Interest Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

          The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

INDEX OF DEFINED TERMS

60+ Day Delinquent Mortgage Loan	56

Aggregate Investor Interest	59

Assignment Preparation Trigger	63

Available Funds Rate	58

Available Investor Interest	59

AVM	33

Base O/C Amount	54

Base O/C Percentage	55

Benefit Plans	83

CACS	34

Charged-Off HELOC	55

Charge-Off Amount	55

Clearstream	50

Closing Date	55

CLTV	32

Code	82

CPR	39

Credit Line Agreements	40

Cumulative Charge-Off Step Down Test	55

Cut-Off Date	27

Cut-Off Date Pool Balance	55

Delinquency Step-Down Test	55

determination date	58

disqualified persons	82

Draw Rate	39

DTC	50

Due Period	55

Eligible Account	70

Eligible Investments	70

Eligible Substitute HELOC	66

ERISA	82

Euroclear	50

Euroclear Clearance System	52

event of default	76

Event of Servicer Termination	63

Excess O/C Amount	55

Excess Spread	55

Excess Spread Step-Up Event	55

FDIA	67

FDIC	67

FICO Score	45

Final Order	59

Floating Allocation Percentage	55

Full Documentation Loan	32

GAAP	29

Guaranteed Payment	59

Guaranteed Principal Distribution Amount	59

HELOCs	27

Index	38

Insurance Agreement	58

Insurance Policy Draw Amount	58

Interest Collections	55

Interest Period	55

Invested Amount	56

Investor Charge-Off Amount	56

Investor Interest Collections	56

Investor Principal Distribution Amount	56

LIBOR	58

LIBOR Business Day	58

LIBOR Carryover Interest Shortfalls	54

LIBOR Determination Date	58

Maximum Rate	58

Moody’s	63

Net Interest Collections	56

Net Recoveries	56

Note Principal Balance	59

note rate	58

Noteholder	59

Notice	59

O/C Amount	56

O/C Reduction Amount	56

parties in interest	82

payment date	56

Plan	82

plan assets	82

Policy	27

Pool Balance	56

Preference Amount	59

Principal Balance	58

Principal Collections	56

prohibited transaction	83

PTCE	83

Purchase Price	66

Rapid Amortization Event	60

rating agencies	63

Relief Act	24

S&P	63

Similar Law	83

Specified O/C Amount	56

Stated Income Loans	34

Step-Down Base O/C Amount	57

Step-Down Date	57

Step-Down Test	57

Step-Up Base O/C Amount	57

Substitution Adjustment Amount	66

Three Month Rolling Average of 60+ Day
Delinquent Mortgage Loans	57

Three Month Rolling Average of Excess Spread	57

Transferor Deposit Amount	66

EXHIBIT A

PROSPECTUS

Prospectus dated July 29, 2005 previously filed on EDGAR under file number 333-125158

[also available online at http://www.sec.gov/Archives/edgar/data/1081915/000095011705002997/0000950117-05-002]

EXHIBIT B

Consolidated Financial Statements of
Financial Guaranty Insurance Company and Subsidiaries

[begins on next page]

CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

December 31, 2005
with Report of Independent Auditors

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Financial Statements

December 31, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder’s equity and cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

January 23, 2006

1

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31
	2005	2004

Assets

Fixed maturity securities, at fair value (amortized cost of $3,277,291 in 2005 and $2,921,320 in 2004)	$3,258,738	$2,938,856
Short-term investments	159,334	140,473

Total investments	3,418,072	3,079,329

Cash and cash equivalents	45,077	69,292
Accrued investment income	42,576	36,580
Reinsurance recoverable on losses	3,271	3,054
Prepaid reinsurance premiums	110,636	109,292
Deferred policy acquisition costs	63,330	33,835
Receivable from related parties	9,539	802
Property and equipment, net of accumulated depreciation of $885 in 2005 and $164 in 2004	3,092	2,408
Prepaid expenses and other assets	10,354	7,826
Federal income taxes receivable	2,158	-

Total assets	$3,708,105	$3,342,418

Liabilities and stockholder’s equity

Liabilities:

Unearned premiums	$1,201,163	$1,043,334
Loss and loss adjustment expenses	54,812	39,181
Ceded reinsurance balances payable	1,615	3,826
Accounts payable, accrued expenses and other liabilities	36,359	22,874
Payable for securities purchased	-	5,715
Capital lease obligations	4,262	6,446
Federal income taxes payable	-	4,401
Deferred income taxes	42,463	38,765

Total liabilities	1,340,674	1,164,542

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,894,983	1,882,772
Accumulated other comprehensive (loss) income, net of tax	(13,597)	15,485
Retained earnings	471,045	264,619

Total stockholder’s equity	2,367,431	2,177,876

Total liabilities and stockholder’s equity	$3,708,105	$3,342,418

See accompanying notes to consolidated financial statements.

2

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands)

	Successor			Predecessor

	Year ended December 31,	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,
	2005	2004	2003	2003

Revenues:
Gross premiums written	$410,202	$323,575	$12,213	$248,112
Reassumed ceded premiums	—	4,959	6,300	14,300
Ceded premiums written	(29,148)	(14,656)	(39)	(14,852)

Net premiums written	381,054	313,878	18,474	247,560
Increase in net unearned premiums	(156,485)	(138,929)	(9,892)	(105,811)

Net premiums earned	224,569	174,949	8,582	141,749

Net investment income	117,072	97,709	4,269	112,619
Net realized gains	101	559	—	31,506
Net mark-to-market losses on credit derivative contracts	(167)	—	—	—
Other income	762	736	44	580

Total revenues	342,337	273,953	12,895	286,454

3

	Successor			Predecessor

	Year ended December 31,	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,
	2005	2004	2003	2003

Expenses:
Loss and loss adjustment expenses	18,506	5,922	236	(6,757)
Underwriting expenses	82,064	73,426	7,622	54,481
Policy acquisition costs deferred	(38,069)	(32,952)	(2,931)	(23,641)

Amortization of deferred policy acquisition costs	8,302	2,038	10	15,563

Total expenses	70,803	48,434	4,937	39,646

Income before income tax expense (benefit)	271,534	225,519	7,958	246,808

Income tax expense (benefit):
Current	32,370	42,510	1,191	57,071
Deferred	32,738	12,923	573	(1,612)

Total income tax expense	65,108	55,433	1,764	55,459

Income before extraordinary item	206,426	170,086	6,194	191,349
Extraordinary gain	—	—	13,852	—

Net income	$206,426	$170,086	$20,046	$191,349

See accompanying notes to consolidated financial statements.

4

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(Dollars in thousands)

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income, Net of Tax	Retained Earnings	Total

Predecessor
Balance at January 1, 2003	$15,000	$383,511	$49,499	$1,740,885	$2,188,895
Net income	—	—	—	191,349	191,349
Other comprehensive income (loss):
Change in fixed maturities available-for-sale	—	—	(424)	—	(424)
Change in foreign currency translation adjustment	—	—	4,267	—	4,267

Total comprehensive income					195,192
Dividends declared	—	—	—	(284,300)	(284,300)

Balance at December 17, 2003	15,000	383,511	53,342	1,647,934	2,099,787
Successor
Purchase accounting adjustments	—	1,474,261	(53,342)	(1,573,447)	(152,528)
Net income	—	—	—	20,046	20,046
Other comprehensive income:
Change in fixed maturities available-for-sale	—	—	2,059	—	2,059

Total comprehensive income					22,105
Balance at December 31, 2003	15,000	1,857,772	2,059	94,533	1,969,364

Net income	—	—	—	170,086	170,086
Other comprehensive income:
Change in fixed maturities available-for-sale	—	—	9,340	—	9,340
Change in foreign currency translation adjustment	—	—	4,086	—	4,086

Total comprehensive income					183,512
Capital contribution	—	25,000	—	—	25,000

5

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income, Net of Tax	Retained Earnings	Total

Balance at December 31, 2004	15,000	1,882,772	15,485	264,619	2,177,876
Net income	—	—	—	206,426	206,426
Other comprehensive loss:
Change in fixed maturities available-for-sale	—	—	(23,550)	—	(23,550)
Change in foreign currency translation adjustment	—	—	(5,532)	—	(5,532)

Total comprehensive income					177,344
Capital contribution	—	12,211	—	—	12,211

Balance at December 31, 2005	$15,000	$1,894,983	$(13,597)	$471,045	$2,367,431

See accompanying notes to consolidated financial statements.

6

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

		Successor		Predecessor

	Year ended December 31, 2005	Year ended December 31, 2004	Period from December 18, 2003 through December 31, 2003	Period from January 1, 2003 through December 17, 2003

Operating activities
Net income	$206,426	$170,086	$20,046	$191,349
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary gain		—	(13,852)	—
Amortization of deferred policy acquisition costs	8,574	2,038	10	15,563
Policy acquisition costs deferred	(38,069)	(32,952)	(2,931)	(23,641)
Depreciation of property and equipment	721	164	—	22
Amortization of fixed maturity securities	31,504	37,013	693	21,129
Amortization of short-term investments	481	29
Net realized gains on investments	(101)	(559)	—	(31,506)
Change in accrued investment income and prepaid expenses and other assets	(8,504)	(5,545)	(5,065)	6,292
Change in net mark-to-market losses on credit derivative contracts	167	—	—	—
Change in federal income taxes receivable	—	126	(172)	(2,407)
Change in reinsurance recoverable on losses	(217)	5,011	(104)	410
Change in prepaid reinsurance premiums	(1,344)	14,476	7,432	19,725
Changes in other reinsurance receivables	—	5,295	(5,295)	—
Change in receivable from related parties	(8,737)	8,957	(76)	(9,811)
Change in unearned premiums	157,829	124,452	2,460	86,250
Change in loss and loss adjustment expenses	15,631	(1,286)	236	(7,644)
Change in ceded reinsurance balances payable and accounts payable and accrued expenses	8,923	7,348	6,485	1,804
Change in current federal income taxes payable	(6,559)	4,401	—	(97,477)
Change in deferred federal income taxes	19,252	12,923	573	(1,612)

Net cash provided by operating activities	385,977	351,977	10,440	168,446

Investing activities
Sales and maturities of fixed maturity securities	122,638	284,227	1,780	1,028,103
Purchases of fixed maturity securities	(520,089)	(546,028)	—	(877,340)
Purchases, sales and maturities of short-term investments, net	(19,342)	(126,125)	(12,736)	41,504
Receivable for securities sold	(20)	170	538	283
Payable for securities purchased	(5,715)	5,715	—	(5,333)
Purchase of fixed assets	(1,405)	(2,572)	—	—

Net cash (used in) provided by investing activities	(423,933)	(384,613)	(10,418)	187,217

Financing activities
Capital contribution	12,211	25,000	—	—
Dividends paid to common stockholders	—	—	—	(284,300)

Net cash provided by (used in) financing activities	12,211	25,000	—	(284,300)

Effect of exchange rate changes on cash	1,530	(1,717)	—	—

Net (decrease) increase in cash and cash equivalents	(24,215)	(9,353)	22	71,363
Cash and cash equivalents at beginning of period	69,292	78,645	78,623	7,260

Cash and cash equivalents at end of period	$45,077	$69,292	$78,645	$78,623

Supplemental disclosure of cash flow information
Income taxes paid	$49,613	$40,890	$—	$156,800

See accompanying notes to consolidated financial statements.

7

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

(Dollars in thousands, except per share amounts)

1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the “Company”) is a wholly owned subsidiary of FGIC Corporation (“FGIC Corp.”). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and “AAA” by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. FGIC Corp. and the Company have formed subsidiaries to facilitate geographic and business expansion.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively, the “Investor Group”, completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation (“GE Capital”) in a transaction valued at approximately $2,200,000 (the “Transaction”). GE Capital retained 2,346 shares of FGIC Corp. Senior Preferred Mandatorily Convertible Modified Preferred Stock (“Senior Preferred Shares”) with an aggregate liquidation preference of $234,600, and approximately 5% of FGIC Corp.’s outstanding common stock. PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2005 and 2004. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corp.’s common stock, respectively, at December 31, 2005 and 2004.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

8

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

2. Basis of Presentation (continued)

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2004 and 2003 information has been reclassified to conform to the 2005 presentation.

3. Summary of Significant Accounting Policies

The Company’s significant accounting policies are as follows:

a. Investments

All the Company’s fixed maturity securities are classified as available-for-sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders’ equity. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

9

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

10

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

c. Premium Revenue Recognition

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro-rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6). Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on advanced refundings were $54,795, $42,695, $5,013 and $39,858 for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance

11

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

12

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

e. Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses fall into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the time period of the anticipated shortfall. As of December 31, 2005 and 2004, discounted case-basis loss and loss adjustment expense reserves totaled $33,328 and $15,700, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2005 and 2004. The amount of the discount at December 31, 2005 and 2004 was $15,015 and $2,500, respectively.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2005 and 2004, such reserves were $21,484 and $23,500, respectively.

The reserve for loss and loss adjustment expenses is reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

13

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation loss and loss adjustment expenses.

f. Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which a change occurs.

The Company is a financial guaranty insurance writer and is permitted a tax deduction, subject to certain limitations under Section 832(e) of the Internal Revenue Code, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds. For the period from January 1, 2003 through December 17, 2003, there were no tax and loss bonds purchased and $102,540 of tax and loss bonds were redeemed.

g. Property and Equipment

14

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

15

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

h. Goodwill

In accounting for the Transaction in 2003, the Company applied purchase accounting, as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”) and Securities and Exchange Commission Staff Accounting Bulletin 54. Under these accounting methods, the purchase price was pushed down into the accompanying consolidated financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141, the Company reduced the value assigned to non-financial assets, and the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income.

As a result of the purchase accounting, effective December 18, 2003, the basis of the Company’s assets and liabilities changed, necessitating the presentation of Predecessor Company and Successor Company columns in the consolidated statements of income, stockholder’s equity and cash flows.

i. Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2005 and 2004, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation (loss) gain at December 31, 2005 and 2004 was $(1,446) and $4,086, respectively, net of tax benefit (expense) of $723 and $(2,200), respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholder’s equity.

16

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

j. Stock Compensation Plan

The Company has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. FGIC Corp. accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, if the exercise price is equal to the fair value of the shares at the date of the grant, no compensation expense related to stock options is allocated to the Company by FGIC Corp. For grants to employees of the Company of restricted stock and restricted stock units, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended.

Had FGIC Corp. determined compensation expense for stock options granted to employees and management based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company’s estimated pro forma net income would have been as follows:

17

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	Year ended December 31, 2005	Year ended December 31, 2004	Period from December 18, 2003 through December 31, 2003

Reported net income	$206,426	$170,086	$20,046

Add: Allocated stock-based compensation related to restricted stock units, net of tax included in reported net income	29	49
Less: Allocated total stock-based compensation determined under the fair value method for all awards, net of tax	(2,138)	(1,249)	(40)

Pro forma net income	$204,317	$168,886	$20,006

There were no stock options prior to December 18, 2003.

18

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

k. Variable Interest Entities

Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46-R”) provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company’s consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity (“VIE”), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity’s operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46-R.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note 16).

l. Derivatives

The Financial Accounting Standards Board (“FASB”) issued and subsequently amended SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). Under SFAS 133, as

19

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

amended, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

20

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

In 2005, the Company sold credit default swaps (“CDS”) to certain buyers of credit protection. It considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes.

These agreements are recorded at fair value. Changes in fair value are recorded in net mark-to-market gains (losses) on credit derivative instruments in the consolidated statements of income and in other assets or other liabilities in the consolidated balance sheets. The Company uses dealer-quoted market values, when available, to determine fair value. If market prices are not available, management uses internally developed estimates of fair value.

M. NEW ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, FASB issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Following the effective date, pro forma disclosure is no longer an alternative. In April 2005, the SEC announced the adoption of a rule allowing public companies to defer the adoption of SFAS 123(R) until the beginning of their fiscal years beginning after June 15, 2005. Non-public entities will be required to adopt the provisions of the new standard in fiscal years beginning after December 15, 2005.

Under SFAS 123(R), the Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include retroactive and prospective adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all outstanding share-based awards for which the requisite service has not yet been rendered. The retroactive method would record compensation for all unvested stock options and restricted stock beginning with the first period restated. The Company anticipates adopting the prospective method and expects that the adoption of SFAS 123(R) will have an impact similar to the current pro forma disclosure for existing options under SFAS 123(R). In addition, the Company does not expect that the expense associated with future grants (assuming grant levels consistent with 2005) derived from the fair value model selected will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

21

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

n. Review of Financial Guaranty Industry Accounting Practices

The FASB staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. SFAS No. 60, Accounting and Reporting by Insurance Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the FASB added a project to consider accounting by insurers for financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS 133. A financial guaranty contract guarantees the holder of a financial obligation the full and timely payment of principal and interest when due and is typically issued in conjunction with municipal bond offerings and certain structured finance transactions. The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to meet in 2006 to consider the accounting model for issuers of financial guaranty insurance. Proposed and final pronouncements are expected to be issued in 2006. When the FASB reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB’s review may have on the Company’s accounting practices.

4. Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2005 and 2004 was $1,162,904 and $1,172,600, respectively. Statutory-basis net income (loss) for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 was $192,009, $144,100, $(1,669), and $180,091, respectively.

22

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

5. Investments

The amortized cost and fair values of investments in fixed maturity securities and short-term investments classified as available-for-sale are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2005

Obligations of states and political subdivisions	$2,777,807	$12,718	$26,410	$2,764,115

Asset- and mortgage-backed securities	209,148	135	3,490	205,793

U.S. Treasury securities and obligations of U.S. government corporations and agencies	148,785	1,387	2,036	148,136

Corporate bonds	91,422	501	1,486	90,437

Debt securities issued by foreign governments	30,930	345	5	31,270

Preferred stock	19,199	427	639	18,987

Total fixed maturity securities	3,277,291	15,513	34,066	3,258,738

Short-term investments	159,334	—	—	159,334

Total investments	$3,436,625	$15,513	$34,066	$3,418,072

23

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2004

Obligations of states and political subdivisions	$2,461,087	$19,569	$3,090	$2,477,566

Asset- and mortgage-backed securities	214,895	1,267	695	215,467

U.S. Treasury securities and obligations of U.S. Government corporations and agencies	131,771	559	943	131,387

Corporate bonds	54,655	663	236	55,082

Debt securities issued by foreign governments	39,713	176	21	39,868

Preferred stock	19,199	311	24	19,486

Total fixed maturities	2,921,320	22,545	5,009	2,938,856

Short-term investments	140,473	—	—	140,473

Total investments	$3,061,793	$22,545	$5,009	$3,079,329

24

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

5. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005:

	Less Than 12 Months		12 Months or More		Total

	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealize d Losses

Obligations of states and political subdivisions	$1,622,119	$16,646	$463,156	$9,764	$2,085,275	$26,410

Asset- and mortgage-backed securities	133,196	1,839	56,824	1,651	190,020	3,490

U.S. Treasury securities and obligations of U.S. government corporations and agencies	47,872	520	76,380	1,516	124,252	2,036

Other	42,379	690	28,026	801	70,405	1,491

Preferred stock	12,860	639	—	—	12,860	639

Total temporarily impaired securities	$1,858,426	$20,334	$624,386	$13,732	$2,482,812	$34,066

The unrealized losses in the Company’s investments were caused by interest rate increases. The Company evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2005.

25

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

Investments in fixed maturity securities carried at fair value of $4,625 and $4,049 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory authorities as required by law.

26

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

5. Investments (continued)

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2005, are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value

Due one year later or less	$77,668	$77,071

Due after one year through five years	472,292	463,162

Due after five years through ten years	1,463,806	1,448,990

After ten years	1,263,525	1,269,515

Total	$3,277,291	$3,258,738

For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, proceeds from sales of available-for-sale securities were $31,380, $178,030, $0, and $855,761 respectively. For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, gross gains of $185, $1,900, $0, and $31,700, respectively, and gross losses of $84, $1,300, $0, and $200, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:

27

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	Successor			Predecessor

	Year ended December 31, 2005	Year ended December 31, 2004	Period from December 18, 2003 through December 31, 2003	Period from January 1, 2003 through December 17, 2003

Income from fixed maturity securities	$112,616	$97,720	$4,294	$111,075

Income from short-term investments	6,801	1,450	12	2,326

Total investment income	119,417	99,170	4,306	113,401

Investment expenses	(2,345)	(1,461)	(37)	(782)

Net investment income	$117,072	$97,709	$4,269	$112,619

28

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

5. Investments (continued)

As of December 31, 2005, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

Fair Value

New York	$302,290

Florida	220,150

Texas	217,145

New Jersey	193,315

Massachusetts	169,635

Illinois	155,922

California	139,742

Michigan	113,040

1,511,239

All other states	1,326,785

All other investments	580,048

Total investments	$3,418,072

29

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

6. Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on other public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $3,036 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $167 in changes in fair value under these agreements for the year ended December 31, 2005.

30

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

6. Derivative Instruments (continued)

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. Management applies judgments to estimate fair value which are based on changes in expected loss of the underlying assets as well as changes in current market prices for similar products.

Consideration is given to current market spreads and on evaluation of the current performance of the assets. The Company does not believe that the fair value adjustments are an indication of potential claims under the Company’s guarantees. The inception-to-date net mark-to-market loss on the CDS portfolio was $167 at December 31, 2005 and was recorded in other liabilities.

7. Income Taxes

For periods subsequent to the closing date of the Transaction, the Company files its own consolidated federal income tax returns with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by FGIC Corp.’s Board of Directors and the New York State Insurance Department, and is based upon a separate return calculation. For periods ended on or prior to December 18, 2003, the Company filed its federal income tax return as part of the consolidated return of GE Capital. Under a tax sharing agreement with GE Capital, tax was allocated to the Company based upon its contributions to GE Capital’s consolidated net income.

31

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

7. Income Taxes (continued)

The following is a reconciliation of federal income taxes computed at the statutory income tax rate and the provision for federal income taxes:

	Successor			Predecessor

	Year ended December 31,	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,
	2005	2004	2003	2003

Income taxes computed on income before provision for Federal income taxes, at the statutory income tax rate	$95,037	$78,932	$2,785	$86,383

State and local income taxes, net of Federal income taxes	453	479	—	844

Tax effect of:

Tax-exempt interest	(31,072)	(28,015)	(979)	(26,112)

Prior period adjustment	—	—	—	(4,978)

Other, net	690	4,037	(42)	(678)

Provision for income taxes	$65,108	$55,433	$1,764	$55,459

32

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2005 and 2004 are presented below:

	2005	2004

Deferred tax assets:

Tax and loss bonds	$24,375	$10,810

Loss and loss adjustment expense reserves	6,180	7,472

AMT credit carryforward	7,140	8,107

Property and equipment	83	55

Deferred compensation	1,483	623

Capital lease	2,483	2,539

Net operating loss on foreign subsidiaries	2,948	—

Other	266	233

Total gross deferred tax assets	44,958	29,839

Deferred tax liabilities:

Contingency reserves	42,656	18,917

Unrealized gains on fixed maturity securities, available-for-sale	12,883	29,156

33

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	2005	2004

Deferred acquisition costs	19,639	11,842

Premium revenue recognition	10,359	3,076

Profit commission	1,435	2,343

Foreign currency	194	3,117

Other	255	153

Total gross deferred tax liabilities	87,421	68,604

Net deferred tax liability	$42,463	$38,765

The net operating losses on foreign subsidiaries of $10,863 as of December 31, 2005 were generated by FGIC Corp.’s United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2005 and 2004.

In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

34

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

8. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk, and to manage rating agency and regulatory capital requirements. The Company currently arranges reinsurance primarily on a facultative (transaction-by-transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements, primarily for the public finance business, that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company’s reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, some of the Company’s reinsurers were downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. However, the Company still receives regulatory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $0, $4,959, $6,300, and $14,300 of ceded premiums for the years ended December 31, 2005 and 2004, and the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003, respectively, from the reinsurers.

35

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $62,394 at December 31, 2005, and can be drawn on in the event of default by the reinsurer.

36

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

8. Reinsurance (continued)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

	Successor			Predecessor

	Year ended December 31,	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,
	2005	2004	2003	2003

Net premiums earned	$25,921	$24,173	$1,236	$20,300

Loss and loss adjustment expenses	(416)	(4,759)	—	1,700

37

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

9. LOSS AND LOSS ADJUSTMENT EXPENSES

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

	Successor			Predecessor

	Year ended December 31,	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,
	2005	2004	2003	2003

Balance at beginning of period	$39,181	$40,467	$40,224	$47,868
Less reinsurance recoverable	(3,054)	(8,065)	(8,058)	(8,371)

Net balance	36,127	32,402	32,166	39,497

Incurred related to:
Current period	23,985	11,756	—	20,843
Prior periods	(5,479)	(5,834)	236	(27,600)

Total incurred	18,506	5,922	236	(6,757)

Paid related to:
Current period	(1,993)	—	—	—
Prior periods	(1,099)	(2,197)	—	(574)

Total paid	(3,092)	(2,197)	—	(574)

Net balance	51,541	36,127	32,402	32,166
Plus reinsurance recoverable	3,271	3,054	8,065	8,058

Balance at end of period	$54,812	$39,181	$40,467	$40,224

38

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

9. LOSS AND LOSS ADJUSTMENT EXPENSES (CONTINUED)

During the year ended December 31, 2005, the increase in incurred expense was primarily related to issuers impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 include $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 10).

During the year ended December 31, 2004, the increase in incurred expense related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in incurred expense was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. In addition, prior to the closing of the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company’s insured mortgage-backed securities portfolio.

10. Hurricane Katrina

At December 31, 2005, the Company insured public finance obligations with a net par in force (“NPIF”) of approximately $4,011,871 in locations impacted by Hurricane Katrina. Approximately $2,023,315 of these obligations relate to locations designated by the U.S. Federal Emergency Management Administration (“FEMA”) as eligible for both public and individual assistance (“FEMA-dual designated locations”); the remainder, or $1,988,556, of these obligations relate to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the FEMA-dual designated locations. These FEMA-dual designated locations consist primarily of counties and parishes in Alabama, Mississippi and Louisiana.

39

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

10. Hurricane Katrina (continued)

As a result of this evaluation, the Company placed insured public finance obligations with an NPIF totaling $979,153 on its credit watchlist of which reserves were recorded on obligations with an NPIF of $585,303. These obligations relate to locations in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. At December 31, 2005, the Company recorded case reserves of $8,511, watchlist reserves of $13,322 and estimated reinsurance recoverables of $1,740 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,511 relate to an investor-owned utility, for which the Company has insured public finance obligations with an NPIF of $75,000, that has entered into bankruptcy proceedings. The watchlist reserves of $13,322 were based on management’s assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $13,322 have been established totals $510,303. The $510,303 (a subset of the $979,153) is supported by the revenue sources below:

Revenue Source	Net Par in Force

General obligation	$90,079
Hotel tax	165,000
Sales tax	117,141
Municipal utility	119,657
Public higher education	18,426

Total	$510,303

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses

40

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company’s consolidated financial position.

41

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

10. Hurricane Katrina (continued)

For the year ended December 31, 2005, the Company paid claims totaling $5,910 related to insured public finance obligations impacted by Hurricane Katrina. During 2005, the Company subsequently received reimbursements of $4,855 for these claims payments.

The Company’s structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.

11. Related Party Transactions

Prior to the Transaction, the Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company’s investment portfolio and telecommunication service charges. In addition, as part of the Transaction, the Company entered into a transitional services agreement under which GE Capital continued to provide certain administrative and support services, in exchange for certain scheduled fees during the 12 months following the date of the agreement. Approximately $0, $179, $0 and $1,600 in expenses were incurred during the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, related to such agreements and are reflected in the accompanying consolidated financial statements.

At the end of the first quarter of 2004, the Company transferred investment management services from GE Capital to Blackrock Financial Management, Inc. and Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company’s headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 17).

42

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

43

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

11. Related Party Transactions (continued)

In connection with the Transaction, FGIC entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that FGIC previously had with GE Capital, had an initial term of eight years. FGIC paid GE Capital $1,132 and $70 under this agreement for the year ended December 31, 2004 and the period from December 18, 2003 through December 31, 2003, respectively. This agreement was terminated by FGIC in July 2004 and was replaced by a new soft capital facility (see Note 15).

The Company also insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $3, $6, $0 and $20 for the year ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively. As of December 31, 2005, par outstanding on these deals before reinsurance was $6,142. Issues sponsored by affiliates of GE accounted for approximately 1% of gross premiums written in 2003.

During 2005 FGIC, in the normal course of operations, entered into reinsurance transactions with PMI-affiliated companies. Ceded premiums were $582 for the year ended December 31, 2005 and accounts payable due to PMI were $102 at December 31, 2005.

As of December 31, 2005 and 2004, there were no receivables due from GE Capital.

During 2005 and 2004, the Company allocated certain overhead costs to FGIC Corp. which amounted to $540 and $317, respectively.

44

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

12. Compensation Plans

All employees of the Company participate in an incentive compensation plan. In addition, the Company offers a deferred compensation plan for eligible employees. Expenses incurred by the Company under compensation plans amounted to $21,824, $15,493, $3,996, and $10,087 for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, and are reflected in the accompanying consolidated financial statements. During 2005 and 2004, compensation increased primarily due to an increase in employee headcount. For 2003, compensation for certain employees was part of an allocation of expenses of affiliates and was therefore recorded as an allocated expense rather than compensation expense. In 2005 and 2004, these expenses were directly recorded by the Company. In 2003, compensation levels were driven in part by Transaction-related costs, including retention bonuses and sign-on bonuses to new hires post-acquisition.

Commencing effective January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2005, up to $14 for employees under age 50, plus an additional “catch up” contribution of up to $4 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2005 and 2004, respectively.

13. Dividends

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2005, 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of the Company’s surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance.

45

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

13. Dividends (continued)

During the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003, the Company declared and paid dividends to FGIC Corp. of $284,300. These dividends were approved by the New York State Superintendent of Insurance.

14. REVOLVING CREDIT FACILITY

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. In connection with the facility, $150 in syndication costs was prepaid and will be amortized into income over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

15. PREFERRED TRUST SECURITIES

On July 19, 2004, the Company closed a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaced a $300,000 “Soft Capital” facility previously provided by GE Capital. Under the new facility, each of six separate newly organized Delaware trusts (the “Trusts”), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company’s discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses which is included in other operating expenses for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,806 and $905 for the years ended December 31, 2005 and 2004, respectively.

46

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS

(a)	Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

47

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

The estimated fair values of the Company’s financial instruments at December 31, 2005 and 2004 were as follows:

	2005		2004

	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:

Cash on hand and in-demand accounts	$45,077	$45,077	$69,292	$69,292

Short-term investments	159,334	159,334	140,473	140,473

Fixed maturity securities	3,258,738	3,258,738	2,938,856	2,938,856

Financial Guaranties: The carrying value of the Company’s financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company’s embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005, and is $965,992 compared to a carrying value of $936,334 as of December 31, 2004.

48

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS (CONTINUED)

As of December 31, 2005 and 2004, the net present value of future installment premiums was approximately $393,000 and $192,000, respectively, both discounted at 5%.

Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)	Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or over-collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

As of December 31, 2005, the Company’s total outstanding principal insured was $275,327,000, net of reinsurance of $22,711,000. The Company’s insured portfolio as of December 31, 2005 was

49

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company’s insured principal outstanding, net of reinsurance. The insured portfolio includes exposure under credit derivatives. The par written for credit derivatives was $15,640,000 at December 31, 2005.

50

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS (CONTINUED)

As of December 31, 2005, the composition of principal insured by type of issue, net of reinsurance, was as follows:

Net Principal
Outstanding

Municipal:

Tax supported	$134,762,000

Water and sewer	34,859,000

Healthcare	4,216,000

Transportation	24,956,000

Education	9,939,000

Housing	1,234,000

Other	5,153,000

Non-municipal and international	60,208,000

Total	$275,327,000

          As of December 31, 2005, the composition of principal insured ceded to reinsurers was as follows:

51

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

Ceded Principal
Outstanding

Reinsurer:

Radian Reinsurance Company	$7,808,000

Ace Guaranty Inc.	6,367,000

American Re-Insurance Company	2,231,000

RAM Reinsurance Company	2,024,000

Other	4,281,000

Total	$22,711,000

The Company did not have recoverables in excess of 3% of stockholders’ equity from any single reinsurer.

The Company’s insured gross and net principal and interest outstanding was $472,161,000 and $433,587,000, respectively, as of December 31, 2005.

52

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS (CONTINUED)

FGIC is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2005 by state, net of reinsurance, was as follows:

Net Principal
Outstanding

California	$32,882,000

New York	21,265,000

Pennsylvania	15,952,000

Florida	15,483,000

Illinois	13,049,000

Texas	12,223,000

New Jersey	10,883,000

Michigan	8,311,000

Ohio	6,903,000

Washington	6,359,000

143,310,000

All other states	71,809,000

Mortgage and asset-backed	54,262,000

International	5,946,000

Total	$275,327,000

53

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

17. Commitments

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003 was $3,631, $3,070, $90, and $3,210, respectively. Future payments associated with these leases are as follows:

Operating Lease Commitment
Amount

Year:

2006	$3,141

2007	3,119

2008	1,968

2009	412

2010	412

2011 and thereafter	1,496

Total minimum future rental payments	$10,548

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE Capital), covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

54

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

Operating Lease Commitment
Amount

Year ending December 31:

2006	$1,570

2007	1,545

2008	1,391

2009	265

Total	4,771

Less interest	509

Present value of minimum lease payments	$4,262

55

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

18. Comprehensive Income

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities, foreign currency translation adjustments, and a cash flow hedge. The components of other comprehensive income for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 are as follows:

	Year ended December 31, 2005

	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding losses arising during the year	$(36,050)	$12,566	$(23,484)

Less reclassification adjustment for gains realized in net income	(101)	35	(66)

Unrealized losses on investments	(36,151)	12,601	(23,550)

Foreign currency translation adjustment	(8,454)	2,922	(5,532)

Total other comprehensive loss	$(44,605)	$15,523	$(29,082)

56

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	Year ended December 31, 2004

	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the year	$14,928	$(5,225)	$9,703

Less reclassification adjustment for gains realized in net income	(559)	196	(363)

Unrealized gains on investments	14,369	(5,029)	9,340

Foreign currency translation adjustment	6,286	(2,200)	4,086

Total other comprehensive income	$20,655	$(7,229)	$13,426

57

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

18. Comprehensive Income (continued)

	Period from December 18, 2003 through December 31, 2003

	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$3,168	$(1,109)	$2,059

Less reclassification adjustment for gains realized in net income	—	—	—

Unrealized gains on investments	3,168	(1,109)	2,059

Total other comprehensive income	$3,168	$(1,109)	$2,059

58

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	Period from January 1, 2003 through December 17, 2003

	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$30,853	$(10,798)	$20,055

Less reclassification adjustment for gains realized in net income	(31,506)	11,027	(20,479)

Unrealized losses on investments	(653)	229	(424)

Foreign currency translation adjustment	6,565	(2,298)	4,267

Total other comprehensive income	$5,912	$(2,069)	$3,843

59

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

19. Quarterly Financial Information (Unaudited)

	Three months ended
					Year ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005

Gross premiums written	$84,404	$131,335	$96,787	$97,676	$410,202

Net premiums written	82,609	113,305	92,331	92,809	381,054

Net premiums earned	52,633	61,907	54,794	55,235	224,569

Net investment income and net realized gains	27,558	28,389	30,117	31,109	117,173

Other income (expense)	426	90	402	(323)	595

Total revenues	80,617	90,386	85,313	86,021	342,337

Losses and loss adjustment expenses	(2,611)	(3,066)	20,693	3,490	18,506

Income before taxes	71,100	81,377	48,783	70,274	271,534

Net income	53,306	59,992	39,407	53,721	206,426

60

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

	Three months ended
					Year ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	December 31, 2004

Gross premiums written	$56,395	$106,457	$87,869	$72,854	$323,575

Net premiums written	53,649	105,645	87,072	67,512	313,878

Net premiums earned	31,202	53,151	49,760	40,836	174,949

Net investment income and net realized gains	24,198	22,611	24,466	26,993	98,268

Other income (expense)	317	240	117	62	736

Total revenues	55,717	76,002	74,343	67,891	273,953

Losses and loss adjustment expenses	664	(1,070)	6,725	(397)	5,922

Income before taxes	48,208	64,839	56,713	55,759	225,519

Net income	38,304	48,393	41,954	41,435	170,086

61